                                                                    Exhibit 10.1

                                                               EXECUTION VERSION




                            ASSET PURCHASE AGREEMENT

                                  by and among

                           GIBRALTAR INDUSTRIES, INC.

                          the Subsidiaries Named Herein

                                       and

                        BLUEWATER THERMAL PROCESSING, LLC




                            Dated as of May 31, 2006

                                TABLE OF CONTENTS


                                                                                PAGE
                                                                                ----
                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01          Definitions                                           1
     Section 1.02          Rules of Construction                                 1

                                   ARTICLE II
                                PURCHASE AND SALE

     Section 2.01 Purchase and Sale of the Assets and Assumed Liabilities        2
     Section 2.02 Payment of Purchase Price                                      4
     Section 2.03 Closing                                                        4
     Section 2.04 Closing Deliveries by the Seller                               4
     Section 2.05 Closing Deliveries by the Purchaser                            6
     Section 2.06 Post Closing Working Capital Adjustment to Purchase Price      6
     Section 2.07 Payment for Nemak Project Payments                             8
     Section 2.08 Consent of Third Parties                                       8
     Section 2.09 Assignment of all Intellectual Property of Seller              9
     Section 2.10 Transfer Fees; Real Estate Tax and Rent Apportionment          9
     Section 2.11 Power of Attorney                                              10
     Section 2.12 Allocation of Purchase Price                                   10
     Section 2.13 Accounting                                                     10
     Section 2.14 Purchaser's Lien                                               10


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF GIBRALTAR
                              AND THE SUBSIDIARIES

     Section 3.01 Due Authorization                                              10
     Section 3.02 Organization, Authority and Qualification of the Seller;
                  Ownership of Equity of Subsidiaries                            11
     Section 3.03 Subsidiaries and Affiliates                                    11
     Section 3.04 Corporate Books and Records                                    11
     Section 3.05 No Conflict                                                    11
     Section 3.06 Government Consents and Approvals                              12
     Section 3.07 Financial Information, Books and Records and Projections       12
     Section 3.08 No Undisclosed Liabilities                                     13
     Section 3.09 Government Authorizations and Regulations                      13

     Section 3.10 Conduct in the Ordinary Course; Absence of Certain Changes,
                  Events and Conditions                                          13
     Section 3.11 Litigation                                                     14
     Section 3.12 Compliance with Laws                                           15
     Section 3.13 Material Contracts                                             15
     Section 3.14 Intellectual Property                                          16
     Section 3.15 Owned Real Property                                            17
     Section 3.16 Leased Real Property                                           18
     Section 3.17 Top Twenty Customers                                           19
     Section 3.18 Taxes                                                          19
     Section 3.19 Employee Matters; Labor Relations                              20
     Section 3.20 Employees                                                      23
     Section 3.21 Insurance                                                      23
     Section 3.22 Tangible Property                                              24
     Section 3.23 Sufficiency and Condition of Assets                            24
     Section 3.24 Transactions with Affiliates                                   24
     Section 3.25 Product Safety, Claims and Warranties                          25
     Section 3.26 Full Disclosure                                                25
     Section 3.27 Effect of Transaction                                          25
     Section 3.28 Software                                                       25
     Section 3.29 No Brokers                                                     26
     Section 3.30 Non-Disclosure Agreements                                      26
     Section 3.31 Related-Party Transactions                                     26
     Section 3.32 Environmental Matters                                          26


                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     Section 4.01 Organization and Authority and the Purchaser                   29
     Section 4.02 No Conflict                                                    29
     Section 4.03 Government consents and Approvals                              29
     Section 4.04 No Brokers                                                     29


                                    ARTICLE V
                       COVENANTS AND ADDITIONAL AGREEMENTS

     Section 5.01 Ancillary Agreements                                           30
     Section 5.02 Conduct of Business Prior to the Closing                       30
     Section 5.03 Access to Information; Cooperation After Closing               31
     Section 5.04 Confidentiality                                                32
     Section 5.05 Regulatory and Other Authorizations; Consents                  33
     Section 5.06 Non-Competition                                                33
     Section 5.07 Further Action                                                 34
     Section 5.08 Name Change                                                    34

     Section 5.09 No-Shop Covenant                                               35
     Section 5.10 Release of Encumbrances                                        35
     Section 5.11 Satisfaction of Excluded Liabilities                           35
     Section 5.12 Notice of Certain Events                                       35
     Section 5.13 Employees                                                      35
     Section 5.14 Change of Lockbox Accounts                                     36
     Section 5.15 Transition Services                                            36
     Section 5.16 Legal Privileges                                               36
     Section 5.17 HSR Filings                                                    36
     Section 5.18 Insurance                                                      36
     Section 5.19 Schedules                                                      37


                                   ARTICLE VI
                              CONDITIONS TO CLOSING

     Section 6.01 Conditions to Obligations of Seller                            37
     Section 6.02 Conditions to Obligations of the Purchaser                     38


                                   ARTICLE VII
                                 INDEMNIFICATION

     Section 7.01 Survival of Representations and Warranties                     39
     Section 7.02 Indemnification                                                39


                                  ARTICLE VIII
                     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS


     Section 8.01 Termination                                                    42
     Section 8.02 Effect of Termination                                          43
     Section 8.03 Waiver                                                         43


                                   ARTICLE IX
                               GENERAL PROVISIONS

     Section 9.01 Expenses                                                       43
     Section 9.02 Notices                                                        44
     Section 9.03 Headings                                                       45
     Section 9.04 Severability                                                   45
     Section 9.05 Entire Agreement                                               45
     Section 9.06 Assignment                                                     45
     Section 9.07 No Third Party Beneficiaries                                   45

     Section 9.08 Amendment                                                      45
     Section 9.09 Governing Law                                                  45
     Section 9.10 Consent to Jurisdiction                                        45
     Section 9.11 Waiver of Jury Trial                                           46
     Section 9.12 Public Announcements                                           46
     Section 9.13 Counterparts; Effectiveness                                    46
     Section 9.14 Bulk Transfer Laws                                             46

                                                               EXECUTION VERSION


                                    EXHIBITS


         EXHIBIT A    DEFINITIONS

         EXHIBIT B    BILL OF SALE

         EXHIBIT C    ASSIGNMENT AND ASSUMPTION

                                                               EXECUTION VERSION

                            ASSET PURCHASE AGREEMENT

This Agreement (the "Agreement"), dated as of May 31, 2006, by and among Gibraltar Industries, Inc., a Delaware corporation ("Gibraltar"), B&W Heat Treating Corp., a Nova Scotia corporation, B&W Leasing, LLC, a Delaware limited liability company, B&W of Michigan, Inc., a Delaware corporation, Brazing Concepts Company, a Michigan corporation, Carolina Commercial Heat Treating, Inc., a Nevada corporation, Harbor Metal Treating Co., a Michigan corporation, Harbor Metal Treating of Indiana, Inc., a Michigan corporation, Hi-Temp Heat Treating, Inc., a Delaware corporation and Pennsylvania Industrial Heat Treaters, Inc., a Pennsylvania corporation (collectively the "Subsidiaries" and together with Gibraltar, each a "Seller" and together the "Seller" or the "Sellers" as applicable) and BlueWater Thermal Processing, LLC, a Delaware limited liability company ("Purchaser")

                              W I T N E S S E T H:

            WHEREAS, Gibraltar owns, directly or indirectly, all of the equity of each of the Subsidiaries and the Subsidiaries, collectively, own and operate seventeen (17) thermal processing facilities in the United States and Canada engaged in the provision of a wide range of metallurgical heat-treating processes in which customer owned metal parts are exposed to precise temperatures, atmospheres, quenchants and other conditions to improve their mechanical properties, durability and wear resistance, the assets of which include, without limitation, all the assets set forth on the consolidated financial statements of the heat treat division of Gibraltar (such business, processes and the relevant assets associated therewith hereinafter referred to as the "Business"); and

            WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, substantially all of the assets of the Business, and the Seller wishes to assign to the Purchaser, and the Purchaser wishes to assume from the Seller, certain liabilities arising in connection with and relating to the conduct of the Business, upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Definitions. Capitalized terms used in this Agreement shall have the meanings specified in this Agreement or in Exhibit A.

            SECTION 1.02 Rules of Construction. (a) Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to any gender include the other genders, (iii) the words

"include," "includes" and "including" do not limit the preceding terms or words and shall be deemed to be followed by the words "without limitation", (iv) the term "or" has the inclusive meaning represented by the phrase "and/or", (v) the terms "hereof", "herein", "hereunder", "hereto" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (vi) the terms "day" and "days" mean and refer to calendar day(s) and (vii) the terms "year" and "years" mean and refer to calendar year(s).

            (b) Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) include and incorporate all exhibits, schedules and other attachments thereto and (B) mean such documents, instruments or agreements, including the current version of any agreement as amended, modified, or supplemented from time to time in accordance with their terms and in effect at any given time, and (ii) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified. This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if all parties had prepared it.


                                   ARTICLE II

                                PURCHASE AND SALE

            SECTION 2.01 Purchase and Sale of the Assets and Assumed Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, (i) the Seller shall sell and assign to the Purchaser (or one or more Acquiring Entities), and (ii) the Purchaser shall purchase (or shall cause one or more of the Acquiring Entities to purchase), all of the right, title and interest of the Seller in and to the Assets and assume (or cause one or more of the Acquiring Entities to assume) the Assumed Liabilities from the Seller, respectively.

            (b)   For purposes of this Agreement:

            (i) "Assets" shall mean all of the tangible and intangible assets
      (A) used or useful in the operation of the Business or which could reasonably be expected to be used or useful in the operation of the Business or (B) carried on the detailed trial balance sheet dated March 31, 2006 and attached hereto as Schedule 2.01(b)(i)(B) (the "Trial Balance Sheet) to the extent such tangible or intangible assets have not been sold, used up or otherwise disposed of in the ordinary course of business between March 31, 2006, and the Closing, including, without limitation, all personal property, the Owned Real Property, the Leased Real Property, the Tangible Property, the Intangible Property, the Intellectual Property, the Software, all rights under warranties, all order backlog, all books and records whether in hard copy or computer format, all transferable licenses, permits or other governmental authorizations, all customer and supplier data, telephone/telecommunications equipment, telephone numbers, internet addresses and equipment, all goodwill and know-how associated with the Subsidiaries and the Business, and all other assets used in the operation of the Business or which could reasonably be expected to be used or useful in the operation of the Business, whether located on property of the Seller or off-site; provided, however, that the Assets shall not include (1) cash and cash equivalents and (2) those other assets set forth on Schedule 2.01(b)(i)(B)(2) attached hereto as Excluded Assets (such excluded assets, the "Excluded Assets"), and such Excluded Assets shall not be included in the Closing Date Balance Sheet; and

            (ii) "Assumed Liabilities" shall mean only (A) trade payables incurred in the ordinary course of business and outstanding as of the Closing Date; (B) all liabilities and obligations of the Business reflected in the Trial Balance Sheet, other than the Excluded Liabilities, together with changes and adjustments to such liabilities occurring in the ordinary course of business between March 31, 2006 and the Closing; (C) the obligation of the Seller to perform under any Contracts constituting Assets under this Agreement, including the duty to pay any sums outstanding under such Contracts to the extent such sums have arisen in the ordinary course of business; (D) all liabilities and obligations under outstanding purchase orders issued by the Seller prior to the Closing Date with respect to the "Nemak" capital improvement project which has been undertaken by the Business (the "Nemak Project") as set forth on Schedule 2.01(b)(ii)(D); (E) payroll expenses accrued in the ordinary course of business through the Closing Date (the "Accrued Payroll Expense"); (F) accrued and unpaid water, sewer and electrical charges with respect to the acquired facilities (the "Accrued Utility Charges"); (G) accrued and unpaid real estate taxes with respect to the Seller Real Properties (the "Accrued Real Estate Taxes") and (H) the obligation to operate the High Temp, Inc. 401(k) plan (the "High Temp 401(k)") in accordance with the terms of such plan, provided, however, that in no event shall the Purchaser be obligated to make any payments for any matters (including, but not limited to, contributions to the High Temp 401(k)) for the period prior to the Closing. It is understood and agreed between the parties hereto that any and all expenses, liabilities and obligations not expressly assumed hereunder shall remain solely the obligations of the Seller.

            (iii) "Excluded Liabilities" shall mean all liabilities and obligations of the Seller not expressly assumed by the Purchaser, including, but not limited to, liabilities and obligations: (A) arising under this Agreement; (B) for expenses incurred in connection with the sale of the Assets, including the fees and expenses of Seller's counsel, investment advisors and auditors; (C) in connection with the litigations listed on Schedule 3.11; (D) for payment of Taxes attributable to periods ending prior to or on the Closing Date; (E) arising as a result of or in connection with the failure by the Seller to comply with any Environmental Laws prior to the Closing; (F) any expenses relating to employees who, at the time of the Closing, are on long term disability or family leave; (G) expenses for workers compensation, product liabilities, automobile-related liabilities, employee benefits (including, but not limited to, any retirement, dental, medical or disability benefits) incurred prior to the Closing and all pension and retirement liabilities under any Seller Employee Plans; (H) any liability relating to the Business arising out of any injury to individuals or property as a result of the ownership, possession or use of any product processed, treated, manufactured, assembled, sold, leased or delivered by the Seller; (I) any liabilities arising prior to the Closing with respect to the High Temp 401(k); (J) any claim, liability or obligation related to the breach of any Contract or any other violation of Law or any Governmental Order, whether asserted or unasserted, contingent or fixed, relating to any matter occurring prior to the Closing; (K) bonuses accrued with respect to employees of the Business through and including the Closing Date (such bonuses to be computed on a ratable basis consistent with the past practice of the Seller) (the "Accrued Bonuses"); and (L) any other liabilities or obligations not expressly assumed hereunder. None of the liabilities described in this subsection shall appear on the Closing Date Balance Sheet.

            SECTION 2.02 Payment of Purchase Price. The purchase price for the Assets shall consist of: One Hundred Thirty Five Million Dollars ($135,000,000) (the "Purchase Price"). The Purchase Price shall be paid by the Purchaser to the Seller on the Closing Date. Subsequent to the Closing, the Purchase Price will be adjusted by any Post Closing Working Capital Adjustments made pursuant to
Section 2.06 below.

            SECTION 2.03 Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Assets and the assignment and assumption of the Assumed Liabilities contemplated by this Agreement shall take place and become effective at a closing (the "Closing") to be held at the offices of Wollmuth Maher & Deutsch LLP on June 15, 2006, or at such other place and on such date as the Seller and the Purchaser may mutually agree upon in writing (such effective date being the "Closing Date").

            SECTION 2.04 Closing Deliveries by the Seller. At the Closing, subject to satisfaction or waiver of each of the conditions to the obligations of the Seller set forth in Section 6.01 of this Agreement, the Seller shall deliver or cause to be delivered to the Purchaser the following:

            (a) a copy of a bill of sale with respect to the Assets in the form attached hereto as Exhibit B (the "Bill of Sale"), duly executed by the Seller ;

            (b) a copy of an assignment and assumption agreement with respect to the Assumed Liabilities in the form attached hereto as Exhibit C (the "Assignment and Assumption"), duly executed by Seller;

            (c)   all of the Assets free and clear of any Encumbrances;

            (d) copies of (i) the Seller IP Assignment (as defined) set forth in Schedule 2.04(d)(i), (ii) the Leases set forth in Schedule 2.04(d)(ii), (iii) the transition services agreement between Seller and Purchaser set forth in
Schedule 2.04(d)(iii) (the "Transition Services Agreement") and (iv) the supply agreement between the Purchaser and SCM Metal Products, Inc. set forth in
Schedule 2.04(d)(iv) (the "Supply Agreement"), each duly executed by the Seller or SCM Metal Products, Inc., as applicable (the Bill of Sale, the Assignment and Assumption, the Seller IP Assignment, the Leases, the Transition Services Agreement and the Supply Agreement hereinafter referred to as the "Ancillary Agreements");

            (e) as to each parcel of Owned Real Property, at Closing the Seller shall deliver: (i) a statutory form of general warranty deed, properly executed by authorized corporate officers, with the corporate seal affixed, and otherwise in form acceptable for recording, sufficient to convey to Purchaser or its designee fee simple title to all Owned Real Property to be sold hereunder free and clear of all Encumbrances
(ii) keys, lock combinations and such other information as may be necessary to access and use such Owned Real Property, including but not limited to certificates, licenses, permits, authorizations and approvals issued for or with respect to such Owned Real Property by governmental and quasi-governmental agencies having jurisdiction thereof, together with, to the extent in the possession of any Seller, all plans, surveys, drawings, blueprints, and schematic diagrams applicable to such Owned Real Property; (iii) certificate(s) of non-foreign person status under the Foreign Investment in Real Property Tax Act; (iv) affidavits of title in usual form and as the title insurer shall require to insure title required by this Agreement; (v) marked - up title commitments with respect to the Owned Real Property meeting the requirements of
Schedule 2.04(e)(v); (vi) a corporate resolution authorizing delivery of each deed and any proofs of authority of the Persons signing the deeds which are reasonably required by the title insurer in order to insure title in accordance with the terms of this Agreement; (vii) real property transfer tax returns prepared, executed and acknowledged by the Seller in proper form for submission in each of the jurisdictions; (viii) checks in payment of all applicable real property transfer taxes (it being understood that, in lieu of the delivery of said checks, Seller shall have the right, upon not less than three (3) business days notice to Purchaser, to cause Purchaser to deliver said checks at Closing, and to credit the amount thereof against the Purchase Price due at Closing);
(ix) a valid Certificate of Occupancy for each of the Owned Real Properties as they are presently constructed or proof that no Certificate of Occupancy is required; and (x) all documents necessary to comply with Internal revenue Service form 1099-S or other similar requirements; and

            (f) as to each parcel of Leased Real Property, at Closing the Seller shall deliver: (i) an original lease or a true, correct, current and complete copy thereof, together with all assignments and assumptions in the chain of title; (ii) a duly executed Assignment of Lease, properly executed by authorized corporate officers, sufficient to assign to Purchaser or its designee the Seller's interest in the Leased Real Property; (iii) a written statement from the lessor consenting to the Assignment of Lease (and any fee due lessor in connection with obtaining such consent shall be paid by the Seller); (iv) an Estoppel Certificate from the lessor stating that all rent (of any kind) has been paid as of the Closing Date and there is no default under the relevant lease; (v) keys, lock combinations and such other information as may be necessary to access and use such Leased Real Property, including but not limited to certificates, licenses, permits, authorizations and approvals issued for or with respect to such Leased Real Property by governmental and quasi-governmental agencies having jurisdiction thereof, together with, to the extent in the possession of any Seller, all plans, surveys, drawings, blueprints, and schematic diagrams applicable to such Leased Real Property;

            (g) as to each Contract that comprises part of the Assets, any and all third party consents or approvals to the transfer or assignment of such Contract to the Purchaser;

            (h) evidence satisfactory to the Purchaser that the Seller has taken the actions required to render the Assets free of all Encumbrances pursuant to Section 5.10;

            (i)   the documents required to be delivered pursuant to Section
            6.02;

            (j) the completed Form GST 44(E) "Election Concerning the Acquisition of a Business or Part of a Business", signed by the Seller pursuant to Section 167 of the Excise Tax Act (Canada); and

            (k) a copy of the completed Form T2022 "Election in Respect of the Sale of Debts Receivable" signed by the Seller pursuant to Section 22 of the Income Tax Act (Canada).

            SECTION 2.05 Closing Deliveries by the Purchaser. At the Closing, subject to satisfaction or waiver of each of the conditions to the obligations of the Purchaser set forth in Section 6.02 of this Agreement, the Purchaser shall deliver or cause to be delivered to the Seller:

            (a) the Purchase Price by wire transfer of immediately available funds to an account designated by the Seller in writing;

            (b) copies of (i) the Bill of Sale, and (ii) each Ancillary Agreement to be signed by Purchaser (or the Acquiring Entities), in each case duly executed by the Purchaser (or the applicable Acquiring Entities); and

            (c) the documents required to be delivered pursuant to Section 6.01.

            (d) the completed Form GST 44(E) "Election Concerning the Acquisition of a Business or Part of a Business", signed by the Purchaser pursuant to Section 167 of the Excise Tax Act (Canada); and

            (e) a copy of the completed Form T2022 "Election in Respect of the Sale of Debts Receivable", signed by the Purchaser pursuant to Section 22 of the Income Tax Act (Canada).

            SECTION 2.06 Post Closing Working Capital Adjustment to Purchase Price. The Purchase Price shall be subject to adjustment (the "Post Closing Working Capital Adjustment"), after the Closing as follows:

            (a) within forty-five (45) days following the Closing, the Purchaser shall deliver to the Seller a closing balance sheet of the Business (the "Closing Date Balance Sheet"), prepared in accordance with United States generally accepted accounting principles ("GAAP") and in a manner consistent with the Seller's audited financial statements ("Seller Financial Statements"), to the extent applicable to the Business, set forth in its Annual Report on Form 10-K for the year ended December 31, 2005 and the footnotes thereto, which shall include, without limitation, all Assumed Liabilities.

            (b) the Closing Date Balance Sheet shall be deemed to be final, binding and conclusive on the parties upon the earliest of (i) the failure of Seller to notify Purchaser of a dispute within forty-five (45) days after receiving the Closing Date Balance Sheet; (ii) the resolution of all disputes by the Seller and Purchaser; or (iii) the resolution of all disputes by the Independent Accounting Firm. Within three (3) Business Days after the Closing Date Balance Sheet is deemed to be final, binding and conclusive on the parties, a cash adjustment shall be made as follows: in the event that the Net Working Capital reflected on the Closing Date Balance Sheet is less than $15,334,000 (the amount of such difference being the "Seller Working Capital Adjustment"), then the Seller shall pay the Purchaser the amount of the Seller Working Capital Adjustment together with interest thereon as determined below in immediately available funds by certified or official bank check or by wire transfer to an account specified by Purchaser and, in the event that the Net Working Capital reflected on the Closing Date Balance Sheet is greater than $15,834,000 (the amount of such difference being the "Purchaser Working Capital Adjustment"), then the Purchaser shall pay to the Seller the amount of the Purchaser Working Capital Adjustment together with interest thereon as provided below in immediately available funds by certified or official bank check or by wire transfer to an account specified by the Seller. The amount payable by Seller to Purchaser or by Purchaser to Seller as determined by the preceding provisions of this Section 2.06(b) shall bear interest from the Closing Date to the date that any such payment is made at an annual rate equal to six percent (6%). Schedule 2.06(b) hereto sets forth certain accounts receivable which shall be excluded from current assets on the Closing Date Balance Sheet when determining Net Working Capital.

            (c) Seller may dispute the amounts reflected on the Closing Date Balance Sheet by delivering written notice (a "Closing Date Dispute Notice") to Purchaser within forty-five (45) days after receiving the initial Closing Date Balance Sheet. The Closing Date Dispute Notice shall identify each disputed item on the Closing Date Balance Sheet, specify the amount of such dispute and set forth the general basis for each item in dispute. In the event of such a dispute, Seller and Purchaser shall attempt in good faith to reconcile their differences, and any resolution by them as to any disputed items shall be final, binding and conclusive on Seller and Purchaser. If Seller and Purchaser are unable to reach a resolution of their differences within twenty (20) days after the date the Seller delivers the Closing Date Dispute Notice to Purchaser, then Seller and Purchaser shall promptly submit any remaining disputed items to any independent accounting firm of international reputation mutually acceptable to Seller and Purchaser (an "Independent Accounting Firm"). If any remaining disputed items are submitted to the Independent Accounting Firm for resolution
(i) each party will furnish to the Independent Accounting Firm such workpapers and other documents and information relating to the remaining disputed items as the Independent Accounting Firm may request and are available to such party, and each party will be afforded the opportunity to present to the Independent Accounting Firm any material relating to the disputed items and to discuss the resolution of the disputed items with the Independent Accounting Firm; (ii) each party will use its good faith best efforts to work with the other parties and the Independent Accounting Firm to resolve the disputed items within forty-five
(45) days of submission of the disputed items to the Independent Accounting Firm; (iii) the determination by the Independent Accounting Firm, as set forth in a written notice to Seller and Purchaser setting forth the reasons underlying such determination, shall be final, binding and conclusive on Seller and Purchaser; and (iv) the fees and disbursements of the Independent Accounting Firm shall be allocated between Seller and Purchaser so that Seller pays for the percentage of such fees and disbursements equal to the ratio that the amount of the disputed items submitted to the Independent Accounting Firm that is unsuccessfully disputed by Seller (as finally determined by the Independent Accounting Firm) bears to the total amount of all disputed items submitted to the Independent Accounting Firm, and Purchaser shall pay the balance of such fees and disbursements.

            SECTION 2.07 Payment for Nemak Project Payments. (a) Within thirty
(30) days following the Closing, Seller shall deliver to Purchaser a statement setting forth in reasonable detail (the "Nemak Project Payments Statement"), the total amount paid by the Seller (including, but not limited to, checks issued by Seller which have not yet cleared) during the period beginning March 20, 2006 and ending on the Closing Date for work, labor and services performed for the Seller and products, goods, materials and equipment purchased by Seller in connection with the implementation by Seller of the Nemak Project (such amount being hereinafter the "Nemak Project Payments"). The Purchaser agrees that, in addition to the Purchase Price, the Purchaser shall, subject to the following provisions of this Section 2.07, pay an amount equal to the Nemak Project Payments to the Seller no later than three (3) Business Days after the amount of the Nemak Project Payments are deemed to be final, binding and conclusive on the parties as provided for in Section 2.07(b) below.

            (b) The amount of the Nemak Project Payments shall be deemed to be final, binding and conclusive on the parties upon the earliest of: (i) the failure of Purchaser to notify Seller of a dispute with respect to the amount of the Nemak Project Payments within thirty (30) days after receiving the Nemak Project Payments Statement; (ii) the resolution of all disputes by the Seller and Purchaser with respect to the amount of the Nemak Project Payments; or (iii) the resolution of all disputes with respect to the amount of the Nemak Project Payments by the Independent Accounting Firm.

            (c) Purchaser may dispute the amount of the Nemak Project Payments reflected in the Nemak Project Payments Statement by delivering written notice (a "Nemak Payments Dispute Notice") to Seller within thirty (30) days after receiving the Nemak Project Payments Statement from the Seller. The Nemak Payments Dispute Notice shall specify the amount of such dispute and set forth the general basis for each item in dispute. In the event of such a dispute, Seller and Purchaser shall attempt in good faith to reconcile their differences, and any resolution by them as to any disputed items shall be final, binding and conclusive on Seller and Purchaser. If Seller and Purchaser are unable to reach a resolution of their differences within twenty (20) days after the date the Purchaser delivers the Nemak Payments Dispute Notice to Seller, then Seller and Purchaser shall promptly submit the dispute as to the amount of the Nemak Project Payments to the Independent Accounting Firm. Upon submission of the dispute with respect to the amount of the Nemak Project Payments to the Independent Accounting Firm, the timing and process for the resolution of such dispute (including the responsibilities of the parties in the context of such proceeding and the allocation of the fees of the Independent Accounting Firm) shall be the same as the timing and process set forth in Section 2.06(c) for the resolution of disputes with respect to the Closing Date Balance Sheet.

            SECTION 2.08 Consent of Third Parties. Nothing in this Agreement shall be construed as an attempt by Seller to assign to Purchaser pursuant to this Agreement any Contract, Permit, franchise, claim or asset included in the Assets that is by its terms or by Law non-assignable without the consent of any other party or parties, unless such consent or approval shall have been given, or as to which all the remedies for the enforcement thereof available to Seller would not by Law pass to Purchaser as an incident of the assignments provided for by this Agreement (a "Non-Assignable Contract"). To the extent that any consent in respect of, or a novation of, a Non-Assignable Contract shall not have been obtained on or before the Closing Date, Seller shall continue to use reasonable efforts to obtain any such consent or novation after the Closing Date until such time as it shall have been obtained or the requirement to obtain such consent or novation shall have been waived by Purchaser, and Seller shall cooperate with Purchaser in any economically feasible arrangement to provide that Purchaser shall receive the interest of Seller in the benefits under such Non-Assignable Contract, including performance by Seller as agent if economically feasible, provided that Purchaser shall undertake to pay or satisfy the corresponding Liabilities arising after the Closing Date under the terms of any such Non-Assignable Contract solely to the extent that Purchaser would have been responsible therefor if such consent or approval had been obtained.

            SECTION 2.09 Assignment of all Intellectual Property of Seller. The Seller hereby agrees that all of the Intellectual Property owned by the Seller or with respect to which Seller has an interest which is now or has previously been used or employed in the Business shall be transferred to the Purchaser effective on the Closing Date. In furtherance and not by way of limitation of the foregoing, on the Closing Date and as a condition to the obligations of the Purchaser, the Purchaser and the Seller shall enter into an agreement substantially in the form attached hereto as Schedule 2.04(d)(i) (wherein the Seller shall assign and transfer to the Purchaser all such Intellectual Property (a "Seller IP Assignment").

            SECTION 2.10 Transfer Fees; Real Estate Tax and Rent Apportionment.
(a) The Seller shall bear the costs and expenses of all documentary, stamp, excise, registration charges, customs, duties, fees, transfer or other Taxes (other than sales taxes) assessed in connection with the transfer of the Assets. For purposes of determining such transfer taxes the fair market value of each of the Assets shall be deemed to be equal to the value allocated to such Assets in
Schedule 2.12. Further, such transfer taxes shall be paid in accordance with applicable Law, whether based on the fair market value of the relevant Assets, the value of such Assets contained in the Balance Sheet or any other value provided by Law. Purchaser shall pay any sales taxes imposed on the sale of the Assets and all recording fees relating to the filing of any instruments or assignments by which the Seller conveys the Owned Real Property or other Assets and any assignment of any Intellectual Property to the Purchaser pursuant to this Agreement.

      (b) The following apportionments shall be made between the parties at the Closing as of the close of the business day prior to the Closing Date: real estate taxes, personal property taxes assessed on an annual basis, rent, water charges and sewer rents, if any, on the basis of the fiscal period for which assessed. If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes shall be upon the basis of the old tax rate for the preceding period applied to the latest valuation. Promptly, after the new tax rate is fixed, the apportionment of taxes shall be recomputed and any discrepancy resulting from such recomputation shall be promptly corrected, which obligations shall survive Closing. If there is a water meter upon the Premises, Seller shall cause a final reading to be made within three business days of the date of Closing. This provision shall survive the Closing.

      (c) The Seller and Purchaser shall jointly file an election pursuant to
Section 167 of the Excise Tax Act (Canada) exempting the sale of Assets from the goods and services Tax and, exempting qualified Assets from the Province of Ontario retail sales tax.

            SECTION 2.11 Power of Attorney. The Seller hereby irrevocably grants Purchaser and its successors full power and authority as its attorney-in-fact to effectively convey good title to the Assets to the Purchaser and to consummate or implement the transactions contemplated by this Agreement.

            SECTION 2.12 Allocation of Purchase Price. The Seller and the Purchaser will report the allocation of the Purchase Price (the "Purchase Price Allocation") in a manner consistent with Schedule 2.12 attached hereto, which shall be prepared by Purchaser's Accountant, and mutually agreed by Seller, and completed within ninety (90) days after the Closing Date, in all Tax Returns and forms (including without limitation, Form 8594 filed with the Purchaser's and the Seller's respective federal income tax returns for the taxable year that includes the Closing Date) and in the course of any tax audit, tax review or tax litigation relating thereto. The Seller and the Purchaser shall each deliver to the other a copy of the Form 8594 it files with its respective federal income tax return.

            SECTION 2.13 Accounting. All accounting determinations required to be made pursuant to this Agreement (including determinations of the Post Closing Working Capital Adjustment or EBITDA) shall be made in accordance with GAAP applied consistently with the past practices of the Seller, provided, however, that it is understood and agreed that it shall not be a breach of this section if the Closing Date Balance Sheet does not include any cash or cash equivalents as contemplated by Section 2.01(b)(i).

            SECTION 2.14 Purchaser's Title and Survey Expenses. Fifty percent (50%) of the reasonable expenses of the Purchaser in surveying and examining title to the Owned Real Property shall be paid by each of the Seller and the Purchaser. Not less than two (2) days prior to the Closing, the Purchaser shall notify the Seller of the amount of its share of such expenses, which shall be deducted from the Purchase Price at Closing. The Purchaser shall pay the cost of insuring title.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF GIBRALTAR AND THE
                                  SUBSIDIARIES

            As an inducement to the Purchaser to enter into this Agreement and for good and valuable consideration, including, without limitation, the payment of the Purchase Price, each Seller hereby jointly and severally represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

            SECTION 3.01 Due Authorization. The execution and delivery of this Agreement and the Ancillary Agreements by each applicable Seller, the performance by the Sellers of their obligations hereunder and thereunder, and the consummation by the Sellers of the transactions contemplated hereby and, as applicable, thereby have been duly authorized by all requisite action on the part of each Seller. This Agreement and each Ancillary Agreement have been duly executed and delivered by the relevant Sellers and (assuming due authorization, execution and delivery by the Purchaser and any other parties thereto other than the Sellers), this Agreement and each such Ancillary Agreement constitute a legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms.

            SECTION 3.02 Organization, Authority and Qualification of the Seller; Ownership of Equity of Subsidiaries. Each Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority to own, operate or lease the Assets and all the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is being conducted. Each Seller is duly licensed or qualified to do business and is in good standing in (i) each jurisdiction in which the properties owned or leased by any Seller are located,
(ii) or where the operation of its business makes such licensing or qualification necessary or desirable, except for those jurisdictions in which the failure of a Seller to be so qualified would not have a Material Adverse Effect. Schedule 3.02 attached hereto contains a list of all jurisdictions in which any Seller is duly licensed or qualified to do business. Gibraltar hereby represents and warrants to the Purchaser that it owns, directly or indirectly, free and clear of any lien or Encumbrance, all of the equity of each of the Subsidiaries.

            SECTION 3.03 Subsidiaries and Affiliates. Except as set forth in
Schedule 3.03, Gibraltar does not have any direct or indirect equity or ownership interest in any corporation, partnership, joint venture, limited liability company or other entity which is involved, directly or indirectly, in the conduct of the Business. The Business is conducted solely and exclusively by the Sellers. Except as set forth in Schedule 3.03, Gibraltar has not sold (directly or indirectly) any ownership interest in any corporation, partnership, joint venture, limited liability company or other entity which was or is involved, directly or indirectly, in the conduct of any aspect of the Business.

            SECTION 3.04 Corporate Books and Records. Complete and accurate copies of all minute books of each Seller, and the stock register of each Seller other than Gibraltar, have been provided to the Purchaser.

            SECTION 3.05 No Conflict. Except as described in Schedule 3.05, assuming that all consents, approvals, authorizations and other actions described in Schedule 3.06 have been obtained and all filings and notifications listed in Schedule 3.06 have been made, the execution, delivery and performance of this Agreement and the Ancillary Agreements by each of the Sellers does not and will not (a) violate, conflict with or result in the breach of any provision of their respective Certificates of Incorporation, By-laws or similar organizational documents, (b) conflict with or violate any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, or other requirement or rule of law ("Law"), or any order writ, judgment, injunction, decree, stipulation determination or award entered into by or with any Governmental Authority ("Governmental Order") applicable to such Persons or any of their respective assets, properties or businesses, including, without limitation, the Business or the Assets, or cause an event which could have a Material Adverse Effect as a result of any Law or Governmental Order, or (c) conflict with, result in any breach of, constitute a Default (or event which with the giving of notice or lapse of time, or both, would become a Default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Assets of the Seller pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which a Seller is a party or by which any of the Assets are bound or affected which in any such case could reasonably be expected to have a Material Adverse Effect.

            SECTION 3.06 Governmental Consents and Approvals. Except as described in Schedule 3.06, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Sellers does not require any consent, approval, authorization or other order of, action by, filing with or notification to any United States federal, state or local authority, any foreign government, any governmental, regulatory or administrative authority, any agency or commission or any court, tribunal, or judicial or arbitral body (collectively, a "Governmental Authority").

            SECTION 3.07 Financial Information, Books and Records and Projections. Seller has delivered to Purchaser (a) true and complete copies of
(x) a balance sheet for the Business as of March 31, 2006 (the "Balance Sheet"), and the related statements of income and cash flows for the three (3) month period then ended, together with any interim financial statements with respect to periods ended after March 31, 2006, and (y) true and complete copies of a balance sheet for the Business as of December 31, 2005, and the related statements of income and cash flows for the twelve (12) month period then ended (together with the financial statements referred to in subdivision (x) of this Section, collectively referred to herein as the "Financial Statements"). The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Sellers, (ii) present fairly the financial condition and results of operations of the Business as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Sellers and
(iv) include all adjustments that are necessary for a fair presentation of the financial condition of the Business and the results of the operations of the Business as of the dates thereof or for the periods covered; provided, however, that the financial statements delivered pursuant to subdivision (x) of this Section do not have certain footnotes and year-end adjustments required by GAAP. The statements of income and cash flows included in the Financial Statements do not contain any items of special or nonrecurring income, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions since March 31, 2002 giving rise to special or nonrecurring income or any such write-up or revaluation.

            (b) The books of account and other financial records of the Sellers and the Business (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Sellers, (ii) are in all respects complete and correct and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

            (c) The accounts receivable of the Business set forth on the Financial Statements, and all accounts receivable of the Business at the Closing Date which are included in the Assets, will have arisen only from bona fide transactions in the ordinary course of business. The products and services sold and delivered that gave rise to such accounts were sold and delivered in conformity in all material respects with applicable Material Contracts and there were and following the Closing Date will be no refunds, rebates, discounts or other adjustments payable with respect to any such accounts receivable other than in the normal course of business consistent with past practices.

            SECTION 3.08 No Undisclosed Liabilities. There are no Liabilities of the Business other than Liabilities reflected or reserved against on the Balance Sheet or liabilities which have been incurred since March 31. 2006 in the ordinary course of the Business, consistent with the past practices, and which do not and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

            SECTION 3.09 Governmental Authorizations and Regulations. Set forth on Schedule 3.09 is a true and complete list of all material governmental licenses, franchises, permits and other authorizations ("Permits"), relating to the Business held by the Seller. Such Permits are all the governmental licenses, franchises, permits and other authorizations necessary to the conduct of the Business as presently conducted and, except with respect to the Nemak Project, as proposed to be conducted in connection with the financial projections given to the Purchaser or its Affiliates prior to the Closing. Such Permits are valid and in full force and effect and the Seller knows of no threatened suspension, cancellation or invalidation of any such Permit, and, except as set forth in
Schedule 3.09, such Permits shall, to the knowledge of Seller, be fully transferable to the Purchaser together with the Assets. The Seller has not received notice from any Governmental Authority or agency of any complaint filed therewith concerning the Seller, its operation of the Business or the proposed sale of the Business to the Purchaser and, to the best knowledge of the Seller, there is no reasonable basis for the filing of any such complaint. The Seller is not in conflict with, nor in default or violation of, any tariffs, Law, rule, regulation, order, judgment, Permit, ordinance, regulation or decree applicable to any Seller or the Business, or by which any property or asset of any of them is bound or affected, which in any such case would be reasonably expected to have a Material Adverse Effect.

            SECTION 3.10 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since March 31, 2006, except as disclosed in
Schedule 3.10, the Business has been conducted in the ordinary course and consistent with past practices. As amplification and not limitation of the foregoing, except as disclosed in Schedule 3.10, since March 31, 2006, the Sellers have not:

            (a) permitted or allowed any of the Assets or properties (whether tangible or intangible) of the Business to be subjected to any Encumbrance, other than Encumbrances that will be released at or prior to the Closing;

            (b) taken any action or agreed to take any action enumerated in
Section 5.02 hereof;

            (c) made any change in any method of accounting or accounting practice or policy used by the Seller, other than changes disclosed in Schedule 3.10;

            (d) made any material changes in the customary methods of operating the Business, including, without limitation, practices and policies relating to marketing, selling and pricing;

            (e) amended, terminated, cancelled or compromised any material claims of the Business or waived any other rights of substantial value to the Business;

            (f) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than inventory and the sale or disposal of assets which have been reasonably determined by the Seller as obsolete or no longer useful to the conduct of the Business, in each case in the ordinary course of the Business consistent with past practices;

            (g) entered into any agreement, arrangement or transaction with any directors, officers, employees or shareholders of the Seller other than those contemplated by this Agreement or for compensation in the ordinary course of business consistent with past practices;

            (h) granted any general increase in the compensation payable or to become payable to officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), of the Seller or any special increase in the compensation payable or to become payable to any such officer or employee, or made any bonus payments to any such officer or employee, except for normal, bargained, merit or cost of living payments or increases made in the ordinary course of business;

            (i) lost or learned of the prospective loss or risk of loss of any customers who, individually or in the aggregate, constitute greater than 1% of the sales of the Business;

            (j) except with respect to the Nemak Project, made capital expenditures or commitments on behalf of or relating to the Business in excess of $50,000 in the aggregate;

            (k) agreed, whether in writing or otherwise, to take any action described in this Section 3.10; or

            (l) suffered any Material Adverse Effect.

            SECTION 3.11 Litigation. For each pending or threatened claim, action, suit, arbitration, inquiry, proceeding or investigation brought or threatened to be brought (each, an "Action") by or against the Seller, Schedule
3.11 (which may be amended by the Seller at any time prior to the Closing) sets forth the parties, the nature of the Action, the date and method commenced, the amount of damages or other relief sought and, if applicable, the amount paid or granted. Except as set forth on Schedule 3.11, there are no pending or, to the knowledge of the Seller, threatened Actions by or against the Seller or any Affiliate thereof and relating to the Business, or affecting the Seller's Assets. No matter disclosed in Schedule 3.11 has, has had or would reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. Neither the Seller nor any of the Assets or the Business is subject to any Governmental Order (nor, to the best knowledge of the Seller after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has, has had or would reasonably be expected to have a Material Adverse Effect.

            SECTION 3.12 Compliance with Laws. (a) Except as described on
Schedule 3.12(a), the Sellers have conducted and continue to conduct the Business in accordance with all Laws and Governmental Orders applicable to any Seller or any of the Assets or the Business, and the Sellers are not in violation of any such Law or Governmental Order, or any judicial or administrative interpretation thereof, in each case where failure to so conduct its business or such violation would reasonably be expected to have a Material Adverse Effect.

            (b) the Seller has not agreed to give, nor given in the past, any money, gift, or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any Person or entity in a position to assist or hinder Seller in connection with any actual or proposed transaction concerning the Business.

            SECTION 3.13 Material Contracts. (a) Schedule 3.13(a) lists each of the following written contracts and agreements of the Seller relating to the Business, provided that, with respect to purchase orders received or issued by the Seller, the Seller shall only be required to identify purchase orders received or issued since January 1, 2006 (such contracts and agreements, together with all agreements relating to Intellectual Property set forth in
Schedule 3.14, being "Material Contracts"):

            (i) each license or purchase agreement (other than purchase orders) with customers of the Business and any agreement with any trade association pertaining to the Business;

            (ii) each contract and agreement for the purchase of materials or personal property with any supplier or for the furnishing of services related to the Business (including purchase orders) and pursuant to which the Seller (A) has paid or otherwise given consideration of more than $100,000 in the aggregate during the two (2) year period prior to the date hereof, (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by the Seller without penalty or further payment in excess of $100,000;

            (iii) each contract and agreement for the sale or lease of personal property or for the furnishing of services related to the Business which:
      (A) involved consideration of more than $50,000 in the aggregate during the two (2) year period prior to the date hereof, (B) is likely to involve consideration of more than $100,000 in the aggregate over the remaining term of the contract or (C) cannot be cancelled by the Seller without penalty or further payment and without more than thirty (30) days' notice;

            (iv) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and any similar agreements related to the Business which are not cancelable by the Seller without penalty or further payment in excess of $50,000;

            (v) all contracts and agreements relating to indebtedness for borrowed money of any Subsidiary or secured by any Assets, whether or not contingent, and including indebtedness under capital leases, and all obligations, contingent or otherwise, of any Subsidiary or secured by any Assets under any acceptance, letter of credit, guaranty or any similar facility or agreement;

            (vi) all contracts and agreements that limit or purport to limit the ability of any Seller, or any of Sellers' personnel to compete in any line of business or with any Person or in any geographic area or during any period of time;

            (vii) all leases and subleases with respect to real property to which the Seller is a party or under which the any Leased Real Property related to the Business is used or occupied;

            (viii) all contracts of the Seller related to the Business containing change of control provisions or provisions requiring consent to assignment of such contracts; and

            (ix) all other contracts and agreements, whether or not made in the ordinary course of the Business, which are material to the Business or the conduct of the Business or the absence of which could have a Material Adverse Effect.

There are no oral contracts or informal arrangements relating to the Business which, if written, would be required to be disclosed under any of items (i) through (ix) above.

            (b) Except as disclosed in Schedule 3.13(b), each Material Contract:
(i) is valid and binding on the Seller and, to the knowledge of Seller, the other respective parties thereto, (ii) is in full force and effect and (iii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. Neither the Seller nor, to the knowledge of the Seller, any other party to any Material Contract is in breach of, or in default under, any Material Contract. The Seller is not a party to any Material Contract related to the Business other than those disclosed in Schedule 3.13(a).

            SECTION 3.14 Intellectual Property. The Seller owns or has rights to use all the Intellectual Property, free and clear of any Encumbrance (other than any license or other agreement under which Seller obtains its rights from third parties). Schedule 3.14 sets forth a list of all patents, copyrights, trademarks, trade names, service marks and all applications therefore and owned, used, held for use or licensed by the Seller, and any licenses or other agreements relating thereto, and, for Intellectual Property owned by Seller, indicates whether and where any such Intellectual Property has been registered or filed with the United States Patent and Trademark Office, the United States Copyright Office or the corresponding office of any other jurisdictions. To the knowledge of the Seller, neither the Intellectual Property nor the conduct of the Business conflicts with or infringes upon, and no one has asserted to the Seller that the

Intellectual Property or the conduct of the Business conflicts with or infringes upon, any intellectual property owned, possessed, used or claimed by any third party. Except as disclosed in Schedule 3.14, the Seller has not granted any outstanding licenses or other rights, or obligated itself to grant licenses or other rights in or to any of the Intellectual Property.

            SECTION 3.15 Owned Real Property. (a) Schedule 3.15(a) lists the street address of each parcel of real property owned by the Seller and used in the Business, together with, to the extent owned by the Seller, a general description of all significant buildings and other significant structures, facilities or improvements currently located thereon together with a list of all easements benefiting such real property (collectively, the "Owned Real Property").

            (b) The Seller owns good and marketable title to the Owned Real Property in fee simple, free and clear of all mortgages, liens, charges, claims, restrictions, pledges, security interests, impositions, covenants, conditions, rights of way, easements and other encumbrances (whether or not of record) other than Permitted Liens, as disclosed in Schedule 3.15(b), and as disclosed in the title insurance commitment obtained by the Purchaser, if any.

            (c) There are no parties other than the Seller in possession of the Owned Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any of the Owned Real Property or any portion thereof. There are no outstanding options or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein.

            (d) The Owned Real Property used by the Seller are supplied with utilities adequate for the use and operation of the Business in the manner conducted by the Seller as of the Closing Date, including, without limitation, gas, electricity, water telephone, sanitary sewer and stormwater management.

            (e) There are no proceedings in eminent domain or other proceedings pending or, to the knowledge of the Seller, threatened, affecting any portion of the Owned Real Property or any means of ingress or egress thereto.

            (f) The Owned Real Property and the present uses and operations thereof comply in all material respects with, and the Seller has not received written notice from any Governmental Authority that a portion of the Owned Real Property, or any building or improvement located thereon, currently violates in any material respect, any Law, including those Laws relating to zoning, building, land use, health and safety, fire, air, sanitation and noise control and all deed and other title covenants and restrictions. Except for any applicable Permitted Lien, no Owned Real Property is subject to any written governmental decree or order specifically issued with respect to such Owned Real Property (or, to the knowledge of the Seller, any threatened or proposed order) requiring the repair, removal or alteration of any improvement located on such Owned Real Property.

            (g) Schedule 3.15(g) sets forth a true and accurate list of all easements benefiting or burdening the Owned Real Property (the "Easements"). There are no pending or, to the knowledge of Seller, threatened claims that (i) any of the Easements is not valid, or that the use by the Seller thereof is, or the transfer thereof to the Purchaser would be, in violation of the terms of such Easements or any Encumbrance affecting the land covered by such Easements, or that the Seller is otherwise in default thereof, or (ii) the use of such Easements is not in compliance in any material respect with applicable Law or authorization of the applicable Governmental Authority with jurisdiction over the use thereof. Seller shall convey all of its right, title and interest in and to the Easements free and clear of all Encumbrances arising by, through or under the Seller, other than the Permitted Liens.

            (h) Except for the Seller Real Properties, there is no real property owned or used by the Seller in the conduct of the Business. Schedule 3.15(h) sets forth a true and accurate list of all real property, other than the Seller Real Properties, that has been previously owned, leased or used by the Seller in the conduct of the Business.

            SECTION 3.16 Leased Real Property. (a) Schedule 3.16(a) lists: (i) the street address of each parcel of real property leased or occupied by the Seller and used in the Business, together with, to the extent leased by the Seller, a general description of all significant buildings and other significant structures, facilities or improvements located thereon (collectively, the "Leased Real Property"), (ii) the identity of the lessor, lessee, each sublessor and sublessee (if applicable), and the current occupant (if different from lessee) of each such parcel of Leased Real Property and (iii) the current use of each such parcel of Leased Real Property.

            (b) The Seller is the lessee or sublessee of each of the leasehold estates set forth in Schedule 3.16(b) as being leased by it, and except as set forth in Schedule 3.16(b), is in possession of each of the premises purported to be so leased. Attached as Schedule 3.16(b) are true, correct and complete copies of the leases for each parcel of the Leased Real Property. Each such lease pursuant to which such leasehold estate is granted is valid and without any material default thereunder by the Seller, or, to the knowledge of the Seller, the lessor. At Closing, each of the leases will be in full force and effect. Seller shall make timely provision to satisfy any existing security interest in the Leased Real Property at Closing.

            (c) Except as set forth in Schedule 3.16(c), there is no pending, or, to the knowledge of the Seller, threatened, condemnation, eminent domain or similar proceeding with respect to the Leased Real Property or any of the improvements or fixtures thereon.

            (d) The Leased Real Property and the present uses and operations thereof comply in all material respects with all zoning laws and ordinances and Seller has not received any notice of any violation thereof. The Seller has not made any alterations or additions to the buildings upon the Leased Real Property without any required consent of the lessor, or without compliance with all applicable law.

            (e) The Seller has not leased or subleased any parcel or any portion of any parcel of the Leased Real Property to any other Person, nor has the Seller assigned its interest under any lease or sublease listed in Schedule 3.16(e) to any third party. Except for consents to assignment required for the Purchaser to occupy the Leased Real Property, there are no facts that would prevent the Leased Real Property from being occupied by the Purchaser after the Closing in the same manner as occupied by the Seller immediately prior to the Closing. The Seller shall not enter into any agreement affecting use and/or occupancy of the Leased Real Property which would be binding upon or otherwise adversely affect Purchaser after Closing. All sums due to the lessor shall be fully paid by Seller to the end of the payment period immediately preceding the Closing Date.

            (f) Neither the Seller nor any of its Affiliates owns any of the Leased Real Property.

            SECTION 3.17 Top Twenty Customers. Schedule 3.17 (which may be amended by the Seller at any time prior to the Closing) sets forth a list of the names and addresses of the top twenty (20) customers of the Seller by revenue during the preceding three (3) years and the percentage of revenue represented by each such customer during the preceding three (3) years. Since March 31, 2006, none of the customers set forth in Schedule 3.17 has, except as set forth on such Schedule: (a) ceased doing business with, or materially decreased the amount of business given to, the Seller or (b) notified the Seller that it does not intend to enter into a business relationship with the Purchaser after the Closing substantially on the same terms as such customer had with the Seller prior to the Closing.

            SECTION 3.18 Taxes. (a)(i) All Tax Returns required to be filed with respect to the Business have been timely filed; (ii) all Taxes shown on such Tax Returns or otherwise due or payable have been timely paid except as expressly reserved on the Closing Date Balance Sheet for current taxes payable; (iii) except as set forth on Schedule 3.18(a)(iii), no adjustment relating to any of such Tax Returns has been proposed formally or informally by any Tax Authority and, to the best knowledge of the Seller, no basis exists for any such adjustment which could affect the Assets; (iv) there are no outstanding subpoenas or requests for information with respect to any such Tax Returns or the periods corresponding thereto; (v) there are no pending or to the knowledge of Seller, threatened actions or proceedings for the assessment or collection of Taxes against the Seller; (vi) no consent under Section 341(f) of the Code has been filed with respect to the Seller; (vii) there are no Tax liens on any assets of the Seller; (viii) there is no agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code by reason of the transactions contemplated hereby; (ix) no acceleration of the vesting schedule for any property that is substantially nonvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated hereby; (x) except as set forth on Schedule 3.18(a)(x), the Seller has not at any time been a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any tax potentially applicable as a result of such membership or holding has not expired; (xi) all Taxes required to be withheld, collected or deposited by the Seller have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax Authority; (xii) the Seller was not acquired in a qualified stock purchase under Section 338(d)(3) of the Code; (xiii) the Seller is a United States Person as defined in Section 7701(a)(30) of the Code; (xiv) the Seller has delivered to the Purchaser true and complete copies of all federal, state, local and foreign income tax returns of the Seller for all open taxable years; and (xv) no claim has been made since January 1, 2001 by a Tax Authority in a jurisdiction in which Tax Returns are not filed by the Seller, that the Seller is subject to taxation by that jurisdiction.

            (b) Schedule 3.18(b) sets forth (i) any outstanding waivers or agreements extending the statute of limitations for any period with respect to the Seller; (ii) any notices or requests for information currently outstanding that could affect the Taxes of the Seller; (iii) any power of attorney that is currently in force and has been granted with respect to any matter relating to Taxes that could affect the Seller or the Business; and (iv) any deficiencies proposed or agreed to (plus interest and any penalties) as a result of any ongoing audit, the most recently completed audit for each relevant jurisdiction, and the extent to which such deficiencies have been paid, reserved against, settled, or are being contested in good faith by appropriate proceedings.

            SECTION 3.19 Employee Matters; Labor Relations. (a) Schedule 3.19(a) sets forth (i) all employee benefit plans (within the meaning of Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements in which employees of the Business participated, with respect to which any of the Sellers has any obligation or which are maintained, contributed to or sponsored by the Seller for the benefit of any current employee, officer or director of the Seller employed in the Business or any former employee of the Seller who was previously employed in the Business regardless of whether such plans, programs or arrangements are being assumed by the Purchaser and (ii) all employment, collective bargaining, termination, severance or other contracts or agreements pursuant to which the Seller has any obligation with respect to any current employee, officer or director of the Business (the plans, programs, arrangements, contracts and agreements described in clauses (i) and (ii) being the "Employee Plans"). Except as disclosed in Schedule 3.19(a), each Employee Plan is in writing and the Seller has made available to the Purchaser a true and complete copy of each Employee Plan. Except as otherwise disclosed in Schedule 3.19(a), the Seller has made no express or implied commitment to modify, change or terminate any Employee Plan other than a modification, change or termination required by ERISA or the Code.

            (b) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each related trust which is intended to be exempt from federal income tax pursuant to Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or exemption, as the case may be.

            (c) With respect to each Employee Plan, the Seller is not currently liable for any material tax arising under Section 4971, 4972, 4975, 4979, 4980 or 4980B of the Code, and no fact or event exists which could reasonably give rise to any such liability. The Seller has not incurred any liability under or arising out of ERISA (other than any liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course) that could have a Material Adverse Effect, and no fact or event exists that could reasonably be expected to result in such a liability. None of the Assets is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code and the Seller has not been required to post any security under Section 307 of ERISA or
Section 401(a)(29) of the Code with respect to any Employee Plan, and no fact or event exists which could reasonably give rise to any such lien or requirement to post any such security. Except as set forth on Schedule 3.19(c), each Employee Plan is fully satisfied and no accrued liability under the terms of such Employee Plans or applicable Law exist with respect to the Seller.

            (d) Each Employee Plan is now and has been operated in all material respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code. Except as set forth on Schedule 3.19(d), the Financial Statements reflect accruals of all material amounts of employer contributions and premiums accrued by the Seller in respect of employees employed or Persons formerly employed in the Business but unpaid with respect to the Employee Plans as of the date of such statements.

            (e) Except as set forth in Schedule 3.19(e), there are no controversies pending or, to the knowledge of the Seller, threatened, between the Seller and any of its employees, which have had or are reasonably likely to have a Material Adverse Effect. The Seller has been in compliance with all notice and other requirements under the WARN Act and any similar foreign, state or local law relating to plant closings and layoffs occurring prior to the date of this Agreement. Except as set forth in Schedule 3.19(e), the Seller is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed in the Business.

            (f) Except as set forth on Schedule 3.19(f):

                  (i) the Seller is not aware of any labor organization that currently represents the employees of the Business and is certified by the NLRB;

                  (ii) no pending representation election petition or application for certification has been received by the Seller that names employees of the business as potentially represented parties, and the Seller is not aware of a union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving employees of the Business;

                  (iii) the Seller is not subject to a current unresolved judicial or administrative determination that it has engaged in an unfair labor practice in connection with employees of the Business and the Seller has not received notice of any pending NLRB or EEOC proceeding with respect to any employee of the Business;

                  (iv) no pending grievance or arbitration demand or proceeding, whether or not filed pursuant to a collective bargaining agreement, has been received by the Seller with respect to any employee of the Business;

                  (v) there have been no walkouts, strikes, lockouts, slowdowns, hand billing, picketing or work stoppages (sympathetic or otherwise) involving any group of employees of the Business during the past five (5) years, and, to the knowledge of Seller, no such labor dispute, strike, lockout, slowdowns, hand billing, picketing, work stoppage or other efforts to organize is in progress or is being threatened;

                  (vi) no notice of a pending breach of contract or denial of fair representation claim has been received by the Seller with respect to any employee of the Business;

                  (vii) no notice of a pending claim, complaint, charge or investigation for unpaid wages, bonuses, commissions, employment withholding taxes, penalties, overtime or other compensation, benefits, child labor or record-keeping violations has been received by the Seller with respect to any employee of the Business and remains unresolved at the date hereof;

                  (viii) no notice of a pending discrimination or retaliation claim, complaint, charge or investigation under any applicable Labor Law, ERISA or any other federal Law or comparable state fair employment practices act or foreign Law has been received by the Seller from any Governmental Authority with respect to any employee of the Business and remains unresolved at the date hereof;

                  (ix) no unresolved citation has been issued by OSHA with respect to any employee of the Business and no notice of a pending contest, claim, complaint, charge, investigation or other administrative enforcement proceeding with respect to any employee of the Business under OSHA or any other applicable Law relating to occupational safety and health has been received by the Seller;

                  (x) no pending workers' compensation or retaliation claim, complaint, charge or investigation has been received, filed or is pending with respect to any employee of the Business;

                  (xi) within the past one hundred eighty (180) days, the Seller has not taken an action that constitutes a "mass layoff", "mass termination" or "plant closing" at the Site within the meaning of the WARN Act;

                  (xii) no notice of a pending immigration law-related investigation or citation has been received by the Seller with regard to any employee of the Business and remains unresolved at the date hereof;

                  (xiii) the Seller has not received notice of any pending wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship of any Employee of the Business and that has been filed against the Seller by any Employee of the Business and remains unresolved at the date hereof;

                  (xiv) the Seller has maintained and currently maintains the legally required amount of insurance with respect to workers' compensation claims and unemployment benefits claims for the employees of the Business;

                  (xv) with respect to the employees of the Business, the Seller has complied in all material respects with all applicable Labor Laws;

                  (xvi) to the knowledge of the Seller, the Seller is not currently liable for any judgment, decree, order, arrearage of wages or taxes, fine or penalty for failure to comply with any Labor Law with respect to the employees of the Business;

                  (xvii) the Seller has provided the Purchaser with copies of the policies of the Seller for providing leaves of absence under FMLA for any employee of the Business; and

                  (xviii) the Seller has paid or accrued all current assessments under workers' compensation legislation with respect to the Business or any of the employees of the Business, and the Seller has not been subject to any special or penalty assessment under such legislation that has not been paid.

            SECTION 3.20 Employees. Schedule 3.20 sets forth a true and complete list of (a) all employees of the Seller employed in the Business (including Persons employed full and part time) and (b) all consultants and independent contractors retained by the Seller in connection with the Business currently or during the last fiscal year. Except as disclosed in Schedule 3.20, the Seller is not a party to any written or oral employment, consulting, service, severance or pension agreement related to the Business. Except as set forth in Schedule 3.20, the Seller is in compliance in all material respects with applicable federal, state and local laws and all collective bargaining agreements to which it is a party affecting employment and employment practices in the business, including terms and conditions of employment and wages and hours. There are, and have been during the past five (5) years, no complaints or charges against the Seller pending or, to the knowledge of Seller, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state, local or foreign agency responsible for the prevention of unlawful employment practices. Schedule 3.20 sets forth a true and complete list of all grievance proceedings and alleged infractions of federal, state and local laws, regulations, company policies, collective bargaining agreements or any other agreements applicable to employees of the Business brought by such employees or union representatives on behalf of such employees against the Seller during the past five (5) years. No officer or employee of the Seller employed in the Business has indicated that he or she intends to resign as a result of the transactions contemplated hereby. The Seller has offered to no employee or consultant any bonus or other payment contingent on the successful completion of the transactions contemplated hereby and the Seller is not a party to any agreement, written or oral, with any employee or consultant for the payment of any post termination or retirement healthcare benefits.

            SECTION 3.21 Insurance. The Seller maintains insurance coverage in amounts sufficient to operate and protect the Assets and the Business as intended and consistent with past practices. Schedule 3.21 contains a list of all policies of insurance, including property, casualty, fire, liability, workers' compensation and all other types of insurance, related to the Business or under which any of the properties or assets related to the Business is presently insured, a named insured or otherwise a principal beneficiary of coverage. As of the date hereof, all such policies are in full force and effect and all premiums due thereon have been paid. Schedule 3.21 sets for a true and complete list of all claims in excess of $250,000 per claim made by or against any of the Sellers in the past five (5) years.

            SECTION 3.22 Tangible Property. (a) Schedule 3.22(a) (which may be amended by the Seller at any time prior to the Closing) sets forth an accurate, correct and complete list of the material Tangible Property. The Seller has been in peaceable possession of all Tangible Property covered by a Lease since the commencement of the term thereof.

            (b) The Seller has good and clear title to all Tangible Property, free and clear of all Encumbrances, and on the Closing Date none of the Assets shall be subject to any Encumbrances.

            (c) Each Lease of the Tangible Property is in full force and effect. The Seller has complied with all material commitments and obligations on its part to be performed or observed under each such Lease of the Tangible Property. The Seller has not received any notice of a default, offset or counterclaim under any Lease of the Tangible Property, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would reasonably be expected to result in a default under any Lease of the Tangible Property. Except as set forth in Schedule 3.22(c), there are no Encumbrances affecting any leasehold interest under any such Lease.

            SECTION 3.23 Sufficiency and Condition of Assets. The Seller owns or leases all of the Assets, which (i) except for the software described in the following sentence, constitute all assets necessary or useful for the conduct of the Business as such Business is presently conducted and, (ii) except with respect to the Nemak Project, is proposed to be conducted by Seller as of the Closing Date. Except for certain software of Gibraltar which will be used in providing services under the Transition Services Agreement (but which will not be transferred to Purchaser) and assets relating to the Nemak Project described in Section 2.01(b)(ii)(D) above, the Assets are adequate to meet all present and reasonably anticipated requirements of the Business as currently conducted and as proposed to be conducted in connection with the financial projections given to the Purchaser or its Affiliates prior to the Closing, excluding any economic impact of the conduct of the Nemac Project from such financial projections, and the Assets and the Business conform in all material respects with all applicable Laws, statutes, ordinances, rules and regulations.

            SECTION 3.24 Transactions with Affiliates. Since March 31, 2006, except as disclosed in Schedule 3.24, the Seller has not purchased, acquired, leased or licensed any property or services related to the Business from, or sold, transferred, leased or licensed any property or services related to the Business to, any Affiliate, or any shareholder, officer, director or employee of the Seller or any of their respective Affiliates, other than on an arm's length basis in the ordinary course of business. Except as disclosed in Schedule 3.24, none of the Seller, its Affiliates or any officer or director of the Seller or its Affiliates owns directly or indirectly, either individually or jointly, any material interest in, or serves as an officer or director of, any customer or competitor of the Business, or any organization which has a material contract or arrangement with the Business. None of the Seller, its Affiliates or any officer, employee or director of the Seller or its Affiliates is a lessor under the Leases.

            SECTION 3.25 Product Safety, Claims and Warranties. (a) There are no defects in the engineering, construction, manufacturing, processing or installation of any of the products or processes ("Products") currently made, in process, manufactured, constructed, processed, distributed, sold, leased or installed by the Seller, its employees or agents as part of the Business that would adversely affect the performance or quality of the Products or services or designs provided by the Seller or its employees or agents to any third parties. All of the Products have been engineered, manufactured, constructed, processed and, where installed by the Seller, installed in substantial compliance with the regulatory, engineering, industrial or other codes that the Business is required to comply with or has represented to customers to have been complied with and the Seller has received no notice that either the Seller or the Business is not in substantial compliance with any such code.

            (b) Within the past five (5) years, the Seller has not filed or been requested or required to file any notification or other report with or provide information to any governmental agency or product safety standards group concerning actual or potential defects or hazards with respect to any Product related to the Business.

            (c) Schedule 3.25(c) sets forth the standard forms of all product warranties issued by the Seller in respect of the Business, in each case describing (i) the Product covered, (ii) the nature of the warranty, and (iii) the length of the warranty. Within the past five (5) years, no product warranty or similar claims have been made or were pending against the Seller and the Seller has not used or offered any extraordinary warranties or insurance of product returns or warranties to any customer as an inducement for the sale of the Seller's Products.

            SECTION 3.26 Full Disclosure. Except as set forth in Schedule 3.26 attached hereto, the Seller is not aware of any facts pertaining to the Business which could reasonably be expected to have a Material Adverse Effect and which have not been accurately and completely disclosed in this Agreement, the Schedules hereto or the Financial Statements.

            SECTION 3.27 Effect of Transaction. Except as otherwise expressly provided in this Agreement, no customer or other Person or entity having a material relationship with the Business has informed the Seller that such Person or entity intends to change its relationship with the Business as a result of the consummation of the transactions contemplated by this Agreement, except for changes which will not, individually or in the aggregate, have a Material Adverse Effect.

            SECTION 3.28 Software. Schedule 3.28 contains a list and general description of all Software used by the Seller in connection with and material to the recordkeeping, operation and management of the Business. The Seller owns or has the right to use the Third Party Software and the Seller Software in the conduct of the Business, including the right to license the Seller Software for use by third parties. No proprietary rights in any Seller Software have been transferred, whether by sale, assignment or license, or have been lost. The rights of the Seller in the Seller Software are free and clear of any Encumbrances. No claims are pending, or to the knowledge of Seller, threatened against the Seller relating to violation of trade secret rights, copyrights or other proprietary rights with respect to the Seller Software. The Seller Software does not infringe any patents or copyrights or patent rights or copyright rights of any third party.

The Seller owns and has possession of all such technical documentation and software tools (including all source code, compilers, system documentation, statements of principles of operations and schematics, as applicable) for the Seller Software as may be reasonably necessary and sufficient for the continued effective use and maintenance of the latest version of each portion of the Seller Software.

            SECTION 3.29 No Brokers. Other than as disclosed in Schedule 3.29, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

            SECTION 3.30 Non-Disclosure Agreements. The Seller has entered into non-compete, confidentiality and proprietary information and invention agreements with all of the Persons set forth on Schedule 3.30 attached hereto, with provisions seeking to protect and ensure, among other things, the confidentiality of and full and unencumbered ownership by the Seller of all the Intellectual Property. The Seller is not aware of any violation by any such Persons of such agreements. No stockholder, member, director, officer or employee of the Seller has any interest, right, title or interest in any of the Intellectual Property.

            SECTION 3.31 Related-Party Transactions. Except as set forth on
Schedule 3.31, no employee, officer, director or stockholder of the Seller employed or otherwise associated with the Business or member of his or her immediate family is currently indebted to the Seller, nor is the Seller indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth on Schedule 3.31 hereto, as of the date hereof none of such Persons has any direct or indirect ownership interest in any firm or corporation with which the Seller is affiliated or with which the Seller has a business relationship, or any firm or corporation that competes with the Seller except that employees, officers, or directors of the Seller and members of their immediate families may own stock in an amount not to exceed 5% of the outstanding capital stock of publicly traded companies that may compete with the Purchaser following the consummation of the transactions contemplated hereby. As of the date hereof, except as set forth on Schedule 3.31 hereto, no employee, director, officer or stockholder of the Seller employed or otherwise associated with the Business and no member of the immediate family of any employee, officer, director or stockholder of the Seller employed or otherwise associated with the Business is directly or indirectly interested in any Contract material to the Business.

            SECTION 3.32 Environmental Matters. (a) "Seller Real Properties" shall mean all real property now or previously owned, operated or leased by the Seller or any subsidiary or any predecessor-in-interest. Except as set forth in
Schedule 3.32(a):

            (i) The Seller and each of the Seller Real Properties are in compliance in all material respects with, and have no liability under, any and all past or present federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, orders, permits, codes, or injunctions, which (A) impose liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Materials to the extent they relate to the handling of and exposure to hazardous or toxic materials or similar substances, or (B) otherwise relate to the protection of human health or the environment pursuant to Environmental Laws;

            (ii) the Seller holds all permits, licenses and other authorizations required by Environmental Laws that are appropriate to conduct the Businesses as presently conducted in all material respects and to operate the Assets in all material respects as they are presently operated (hereinafter "Environmental Permits");

            (iii) the Seller is and has been in material compliance with, except where the failure to be in compliance has not had, and cannot reasonably be expected to have, a Material Adverse Effect on the Business, (i) the terms and conditions under which the Environmental Permits were issued or granted and (ii) all applicable Environmental Laws;

            (iv) no suspension, cancellation or termination of any permit, license or other authorization referred to in clause (ii) is pending or to the knowledge of Seller, threatened;

            (v) the Seller has not received written notice of any material Environmental Claim relating to or affecting the Business or Assets and, to the knowledge of Seller, there is no such threatened Environmental Claim;

            (vi) the Seller has not entered into, agreed in writing to, or is subject to any judgment, decree, order or other similar requirement of any Governmental Authority under any Environmental Laws, except in each case where such failure or other circumstance has not had, and cannot reasonably be expected to have, a Material Adverse Effect on the Business;

            (vii) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which (i) petroleum and petroleum products, by-products, or breakdown products, radioactive materials, and polychlorinated biphenyls, or (ii) any other pollutant, contaminant, waste or chemical or any toxic, dangerous, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or other substance which is regulated by, or form the basis of liability under, any Environmental Laws, or any other material or chemical or biological or other substance which may constitute a health, safety or environmental hazard, risk or exposure to any Person, property or natural resource (collectively, "Hazardous Materials") are being or have been treated, stored or disposed on any of the Seller Real Properties or during the Seller's ownership or occupation of Seller's Real Properties;

            (viii) neither the Seller Real Properties nor any real property previously owned or leased by the Seller in connection with the Business is listed or, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA), on RCRIS (as defined in RCRA) or on any similar state or foreign list of sites requiring investigation or remediation;

            (ix) the Seller has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Material or Solid Waste to any location which is listed or proposed for listing under CERCLA (including on CERCLIS, as defined in CERCLA) or on any similar state or foreign list or which is the subject of federal, state, local or foreign enforcement actions or other investigations which may lead to claims against the Company for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including without limitation claims under CERCLA;

            (x) there are no liens under applicable Environmental Laws on any of the Seller Real Properties or other Assets, no government actions have been taken or, to the knowledge of Seller, are in process, which could subject any of such properties or assets to such liens and none of the Sellers are required to place any notice or restriction relating to Hazardous Materials at any property owned by them in any deed for any of the Owned Real Properties;

            (xi) The Business and each of the Assets are operated by the Sellers in compliance in all material respects with the Occupational Safety and Health Act, 29 USC 651 and its regulations, 29 C.F.R. 1 et seq;

            (xii) to the knowledge of the Seller, there are no prohibitions in county or local codes against operation of the any facility of the Seller related to the Business for 24 hours per day, 7 days per week;

            (xiii) no Seller has engaged in any Regulated Activities on any of the Seller Real Properties or on any other property at which the Business has operated, and no Regulated Activity has occurred at or on any such property or any property previously used by any Seller in connection with the Business; and

            (xiv) the Seller has not, and, to the knowledge of Seller, no other Person has, disposed of, discharged, injected, spilled, leaked, leached, dumped, emitted, permitted to escape, emptied, seeped, placed or the like ("Released") into or upon any land or water or air or otherwise entering into surface waters, groundwaters, surface water sediment, soil, subsurface strata or ambient air (the "Environment") Hazardous Materials on any of the Seller Real Properties, or during their ownership or occupancy of such property, on any property formerly owned, leased or occupied by any Seller in connection with the Business.

            (b) Seller has provided Purchaser with copies of all environmental assessment or audit reports and other similar studies or analyses in its possession relating to Seller Real Properties or the Business. Neither the execution of this Agreement nor the consummation of the transactions contemplated in this Agreement will require any Remedial Action or notice to or consent of Governmental Authorities or any third party pursuant to any applicable Environmental Law or Environmental Permit.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

            SECTION 4.01 Organization and Authority and the Purchaser. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes a legal, valid and binding obligation the Purchaser enforceable against such party in accordance with its terms, except as limited by applicable bankruptcy and insolvency laws and general equitable principles.

            SECTION 4.02 No Conflict. The execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Formation, Operating Agreement or other similar organizational documents of the Purchaser,
(b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which, in the case of clause (b) or (c), would prevent the Purchaser from consummating the transactions contemplated by this Agreement.

            SECTION 4.03 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

            SECTION 4.04 No Brokers. Except as set forth in Schedule 4.04, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                    ARTICLE V

                       COVENANTS AND ADDITIONAL AGREEMENTS

            SECTION 5.01 Ancillary Agreements. Prior to or contemporaneous with the Closing, the Seller will cause to be duly executed (by each party other than the Purchaser) and delivered each of the Ancillary Agreements. The Purchaser shall execute each Ancillary Agreement to which it is a party and deliver executed copies of such agreements to the Seller.

            SECTION 5.02 Conduct of Business Prior to the Closing. The Seller covenants and agrees that it shall not operate the Business between the date hereof and the Closing Date other than in the ordinary course and consistent with the Seller's past practices and shall not take any action or fail to take any action which would result in any representation or warranty of the Seller being untrue in any material respect or result in any breach of any covenant. Without limiting the foregoing, without the prior written consent of the Purchaser, the Seller shall not with respect to the Assets or the Business:

            (a) make any unusual or extraordinary payments to or on behalf of, or increase the compensation or benefits or perquisites of, the Seller or any employee of the Seller employed in the Business prior to Closing;

            (b) except for capital improvements contemplated by the Nemak Project, acquire any property, plant, facility, furniture or equipment in excess of Fifty Thousand Dollars ($50,000) individually and Fifty Thousand Dollars ($50,000) in the aggregate;

            (c) enter into any capital or operating leases (including leases of real property);

            (d) incur any debt obligations (including capitalized leases and credit facilities) or encumber any Assets or the Business;

            (e) knowingly take or fail to take any action which would reasonably be expected to result in a Material Adverse Effect on the Business or the Assets;

            (f) sell, assign, convey, transfer, divest, or otherwise dispose of any Assets, inclusive of intellectual property, in full or in part;

            (g) pay, satisfy, accelerate or discharge any liabilities other than in the ordinary course consistent with past practices;

            (h) effect or agree to effect any merger, acquisition or change of control transaction with respect to the Business or the Assets;

            (i) waive, transfer or convey any rights of value to the Business;

            (j) accelerate the collection of any accounts receivable of the Business;

            (k) delay payment of any accounts payable or accrued expenses of the Business;

            (l) create any allowances with respect to inventory, including without limitation raw materials, works in process or finished goods, make any change to the Seller's accounting policies or procedures used in the Business;

            (m) pay any stock dividend in kind out of any assets or property used in the Business;

            (n) lay off or terminate any key employee employed in the Business;

            (o) increase any salaries of employees of the Business other than pursuant to existing employment agreements;

            (p) cancel any insurance policy relating to the Business or any of the Owned Real Property or Leased Real Property used in the Business;

            (q) otherwise operate the Business than in the ordinary course consistent with past practices; or

            (r) agree or commit to any of the foregoing, whether in writing or otherwise.

            SECTION 5.03 Access to Information; Cooperation After Closing. (a) During the period from the date hereof to the Closing Date, the Seller will give to the Purchaser, and to the Purchaser's accountants, advisors, counsel, environmental consultants and other representatives (collectively, the "Purchaser Representatives"), full and complete access during normal business hours and upon reasonable advance notice to Seller to all of the Seller's books and records, personal property, the Owned Real Property, the Leased Real Property, contracts, commitments, and management personnel (including, without limitation, officers, management and outside accountants and attorneys), will furnish to the Purchaser all such documents and copies of documents and information with respect to its affairs and the Business as the Purchaser may, from time to time, reasonably request, including without limitation copies of leases for office space and equipment, copies of all tax returns (federal, state, and local) relating to the Business, copies of bank statements and records relating to the Business, and copies of monthly internal financial statements (including balance sheets, income statements, and cash flow statements) for the Business for all such periods since inception through the Closing Date and will provide the Purchaser and the Purchaser's Representatives with such assistance as may reasonably be requested by Purchaser in connection with the Purchaser's due diligence review of the Assets and the Business, including, without limitation, facilitating a Phase I environmental survey at every location used by the Seller in the conduct of the Business.

            (b) On or after the Closing Date and subject to any applicable privileges (including, without limitation, the attorney-client privilege), the Seller shall, at its expense, (i) afford Purchaser and the Purchaser Representatives reasonable access upon reasonable prior notice during normal business hours, to all personnel, offices, properties, agreements, record and books retained by the Seller to the extent relating to the conduct of the Business prior to the Closing and (ii) cooperate fully with Purchaser with respect to matters relating to the conduct of the Business prior to the Closing, including, without limitation, in the defense or pursuit of any claim or action that relates to occurrences involving the Business prior to the Closing Date and
(iii) use commercially reasonable efforts furnish to the Purchaser upon request, for a period of five (5) years following the Closing Date, regular updates (not less than quarterly) with respect to any and all claims made and losses incurred under insurance policies relating to the Business and maintained by the Seller covering the period of time prior to the Closing Date during which the Seller owned the Assets and operated the Business. Seller will use all commercially reasonable efforts to facilitate the rollover of assets in any applicable Employee Plans.

            SECTION 5.04 Confidentiality. (a) For a period of five (5) years after the Closing Date, the Seller will treat and hold as confidential, any confidential information relating to the operations or affairs of the Business, including but not limited to information embodied in or relating to, as appropriate, Intellectual Property, trade secrets, processes, patent and trademark applications, product development, pricing of products and services, customer and supplier lists, pricing and marketing plans, policies and strategies, client, customer, vendor, payor, provider, employee, supplier and consultant contracts and relations, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other operating data and confidential information with respect to the Purchaser and the Business. In the event any Person is requested or required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or by
Law) to disclose any such confidential information, then Gibraltar shall notify Purchaser promptly of the request or requirement so that Purchaser, at its expense, may seek an appropriate protective order (with the reasonable assistance of Gibraltar) or waive compliance with this Section 5.04. If, in the absence of a protective order or receipt of a waiver hereunder, any such Person is, on the advice of counsel, compelled to disclose such confidential information such Person may so disclose the confidential information. The provisions of this Section 5.04 shall not be deemed to prohibit the disclosure of confidential information relating to the operations or affairs of the Business by the Seller to the extent reasonably required (i) to prepare or complete any required Tax Returns or financial statements, (ii) in connection with audits or other proceedings by or on behalf of a Governmental Authority,
(iii) in connection with any insurance or claims to any insurer or any Person acting as an insurer, or (iv) to provide services to Purchaser or an Affiliate in accordance with the terms and conditions of any of the Ancillary Agreements.

            (b) Notwithstanding the foregoing, the provisions of this Section
5.04 shall not apply to information that (i) is or becomes publicly available other than as a result of a disclosure by Gibraltar or any of its Affiliates,
(ii) is or becomes available to Gibraltar or any of its subsidiaries after the Closing on a non-confidential basis from a source that is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation or
(iii) is or has been independently developed by Gibraltar or any of its subsidiaries (other than primarily for the Business) without access to the information described in Section 5.04(a).

            (c) Each of the parties agrees and acknowledges that remedies at law for any breach of their obligations under this Section 5.04 are inadequate and each party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of or to preclude any such breach.

            SECTION 5.05 Regulatory and Other Authorizations; Consents. (a) Each of the parties hereto shall obtain all authorizations, consents, orders, and approvals of all Governmental Authorities and officials that may be or become necessary for such parties' execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement and each Ancillary Agreement, and will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                  (b) Each of the parties hereto shall (i) give promptly such notices to third parties, and (ii) use its best efforts to obtain such third party consents, each to the extent necessary or useful in connection with the transactions contemplated by this Agreement.

                  (c) Each of the parties hereto shall cooperate and use all reasonable efforts to assist each other in giving such notices and obtaining such consents; provided, however, that no party hereto shall have any obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which such party in its sole and absolute discretion may deem adverse to the interests of the Purchaser, the Seller, the Assets or the Business; provided further, however, that in the event a consent is not obtained by the Seller the parties shall negotiate in good faith a reduction in the Purchase Price equal to the Purchaser's reasonable cost of obtaining the benefit of the asset for which such consent is necessary.

                  SECTION 5.06 Non-Competition. (a) From the date of this Agreement through the sixth anniversary of the Closing (the "Noncompetition Period"), the Sellers and their Affiliates agree not to, whether individually or in their capacity as a director, officer, manager, member, partner, shareholder, agent or representative of or to a Person or entity (other than the Purchaser) or otherwise, directly or indirectly:

                           (i) engage in a "Competitive Business", which for the purpose of this Agreement, means a business located in or transacting business in North America that is competitive with the Business; or

                           (ii) either (A) solicit for a Competitive Business or endeavor to entice away, any Person or entity who is a current customer of the Business as of the date hereof and during the Noncompetition Period or who has been a customer of the Business within the past twelve (12) months or at any time during the term of this Agreement to use any products or services offered by a Competitive Business; (B) perform any action, activity or course of conduct which is detrimental in any material respect to the Business or business reputation of the Purchaser (or any of its Affiliates), including, without limitation (1) soliciting, recruiting or hiring any employees of the Purchaser (or any of its Affiliates) or Persons or entities who have worked for the Business at any time during the preceding twelve (12) months (or any of its Affiliates), and/or (2) encouraging any employee of the Purchaser (or any of its Affiliates) to leave the employment of the same; or (C) assist any Person or entity in any way to do, or attempt to do, anything prohibited by Section 5.06(a)(i) or this Section 5.06(a)(ii) (except for responding to requests for reference checks).

                  (b) The Seller acknowledges that a material breach of any of the covenants contained in this Section 5.06 would result in material irreparable injury to the Purchaser for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that the Purchaser will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Seller from engaging in activities prohibited by this Section 5.06, and such other relief as may be required to specifically enforce any of the covenants in this Section 5.06.

                  (c) The Purchaser and the Seller agree and acknowledge that the provisions of this Section 5.06 constitute an integral part of the purchase of the Business and the Assets from the Seller by the Purchaser, and that without such provisions the Purchaser would be unwilling to proceed with the purchase of the Business and the Assets and the other transactions contemplated hereby. This Section 5.06 shall be enforceable irrespective of the terms of any other agreements that may be entered into among the Purchaser (or their successors or Affiliates) and the Seller. If any provision or portion of this
Section 5.06 is found by a court of competent jurisdiction to be invalid or unenforceable, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

                  (d) Nothing in this Section 5.06 shall preclude or prohibit Gibraltar or any of its subsidiaries from acquiring the stock or assets of any Person which derives (both at the time of acquisition and at all times thereafter) less than (i) five (5%) of its revenues and (ii) less than $20 million per annum from the conduct of a Competitive Business; provided, however, that if such Person exceeds the limits set forth in items (i) or (ii) of this subsection at any time, then Gibraltar shall divest itself of such business and, in connection with such divestiture, shall first offer such business for sale to Purchaser at a price and on terms and conditions to be agreed.

                  SECTION 5.07 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, each as may be required to carry out the provisions of this Agreement and the Ancillary Agreements and to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                  SECTION 5.08 Name Change. Simultaneous with the Closing, Sellers other than Gibraltar shall file an amendment to their certificates of incorporation or certificates of formation, as applicable, changing their names from "B&W Heat Treating Corp.", "B&W Leasing, LLC", "B&W of Michigan, Inc.", "Brazing Concepts Company", "Carolina Commercial Heat Treating, Inc.", "Harbor Metal Treating Co.", "Harbor Metal Treating of Indiana, Inc.", "Hi-Temp Heat Treating, Inc." and "Pennsylvania Industrial Heat Treaters, Inc." to different names not similar or confusing with such names, and shall execute and deliver any documents necessary or desirable to permit the Purchaser to continue their use of their existing corporate and trade names.

                  SECTION 5.09 No-Shop Covenant. (a) The Seller covenants and agrees that until the earlier to occur of the Closing Date and the Termination Date, the Purchaser shall be, and is hereby, granted the exclusive right to (i) hold discussions and negotiations with the Seller with respect to the proposed acquisition by the Purchaser of all or substantially all of the Assets and the Business, (ii) receive, evaluate and review any and all information, correspondence and/or materials provided by the Seller with respect to the proposed acquisition by the Purchaser of the Business and the Assets, and (iii) conduct inspections, reviews and studies of the Seller, the Assets and the Business, and any information and materials related thereto, with respect to the proposed acquisition by the Purchaser of all or substantially all of the Assets and the Business.

                  (b) Prior to the earlier to occur of the Closing Date and the Termination Date, in no event shall the Seller, or any of its Affiliates (i) execute any memorandum, letter agreement, commitment, letter of intent, or any other agreement with any Person with respect to the possible sale of any of the Assets, the Business or the capital stock of any of the Subsidiaries, (ii) engage in any discussions or negotiations with any Person (or engage or permit any agent, representative or advisor to review any offer or negotiate) with respect to the sale of any of the Assets, the Business or the capital stock of any of the Subsidiaries or (iii) deliver any of the information with respect to the Seller or the Business to any Person with respect to any possible sale of all or a material portion the Assets, the Business or the capital stock of any of the Subsidiaries.

                  SECTION 5.10 Release of Encumbrances. Prior to the Closing Date, the Seller shall have fully discharged and paid any and all indebtedness or other obligations with respect to the Assets in order to render the Assets free and clear of all Encumbrances, and at Closing the Seller shall deliver evidence of the foregoing satisfactory to the Purchaser.

                  SECTION 5.11 Satisfaction of Excluded Liabilities. The Seller hereby agrees that (a) all Excluded Liabilities, including, without limitation, the Accrued Bonuses, shall remain the sole and exclusive obligations of the Seller, and (b) the Seller shall promptly and fully discharge and pay all Excluded Liabilities as and when due (or, if contested in good faith, upon a final determination that such Excluded Liabilities are due).

                  SECTION 5.12 Notice of Certain Events. The Seller hereby agrees to give the Purchaser prompt written notice of the occurrence of any event or circumstance which results in, or could result in, the breach of any representation and warranty or covenant of the Seller hereunder.

                  SECTION 5.13 Employees. The Seller shall be solely responsible for offering and providing any continuation coverage required under Section 4980B of the Code and Part 6 of Title I of ERISA ("COBRA Coverage") with respect to any employee of Seller (or other "qualified beneficiary") covered by a Benefit Plan of Seller that is a "group health plan" and who experiences a "qualifying event" at or prior to the Closing. The Purchaser shall make offers of employment to all current employees of the Seller engaged primarily in the conduct of the Business, (including any employees on family leave), other than those employees that are not active full time employees of the Business or who are on long term disability leave, which offers of employment shall provide for compensation and benefits which are substantially comparable, in the aggregate, to the compensation and benefits currently provided by the Seller to such employees and those employees who accept such offers of employment shall, for purposes of this Agreement be referred to as "Transferred Employees". For the purposes hereof, the term "full time" shall mean working a minimum of thirty five (35) hours per week for each week during the preceding three (3) month period. The Purchaser shall be solely responsible for offering and providing any COBRA Coverage required with respect to any Transferred

Employee (or other qualified beneficiary) who becomes covered by a group health plan sponsored or contributed to by the Purchaser and who experiences a qualifying event after the Closing. For purposes hereof, each of "qualified beneficiary," "group health plan" and "qualifying event" shall have the meaning ascribed thereto in Section 4980B of the Code.

                  SECTION 5.14 Change of Lockbox Accounts. Immediately after the Closing, the Seller shall cause Purchaser to be substituted as the sole party having control over any lockbox or bank accounts maintained exclusively by the Business to which customers of the Seller directly make payments in respect of the Business or to direct the bank at which any such lockbox or similar account is maintained to transfer any payments made thereto to an account established by Purchaser.

                  SECTION 5.15 Transition Services. Beginning on the Closing Date, the Seller shall furnish to the Purchaser certain transition services, as set forth in the Transition Services Agreement between the parties attached hereto as Schedule 2.04(d)(iii), for the purpose of enabling Purchaser to manage an orderly transition in its ownership of the Assets and operation of the Business.

                  SECTION 5.16 Legal Privileges. The Seller and the Purchaser acknowledge and agree that all attorney-client, work product and other legal privileges that may exist with respect to the Assets and the Business shall, from and after the Closing Date, be deemed joint privileges of the Seller and the Purchaser. Both the Seller and the Purchaser shall use all commercially reasonable efforts after the Closing Date to preserve all privileges and neither the Seller nor the Purchaser knowingly waive any such privilege without prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

                  SECTION 5.17 HSR Filings. If required by law, each party shall promptly, but in no event later than ten (10) days after the date hereof, make their respective filings under the HSR Act, and thereafter make any other required submissions under the HSR Act and use reasonable commercial efforts and diligence to satisfy any other conditions necessary to comply with the HSR Act and to obtain early termination of any waiting period pursuant thereto.

                  SECTION 5.18 Insurance. To the extent that the Seller maintains per occurrence based insurance policies, the Purchaser shall retain the benefits of such policies with respect to claims which result from pre-closing events, acts or omissions. The Seller hereby agrees to indemnify Carl Spezio for acts taken prior to the Closing Date, to the same extent that Mr. Spezio would have been indemnified by a Seller under any applicable Seller's Certificate of Incorporation, By-Laws, Operating Agreement or other similar organizational documents.

                  SECTION 5.19 Schedules. Seller reserves the right to update the Schedules attached hereto between the date hereof and the Closing with respect to matters arising during such period, provided, however, that no such update shall diminish the liabilities of Seller under this Agreement or materially reduce the scope of, or increase the exceptions to, the representations and warranties set forth herein. Further, any such update will be disregarded, and interpreted as if such update had never been made, when determining whether the conditions to Closing set forth in Section 6.02 have been satisfied.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

                  SECTION 6.01 Conditions to Obligations of Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or written waiver by Gibraltar (in its sole discretion), at or prior to the Closing, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

                  (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against the Seller or the Purchaser, seeking to restrain or materially alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions or which would reasonably be expected to have a Material Adverse Effect; provided, however, that the provisions of this Section 6.01(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action;

                  (c) Ancillary Agreements. At or prior to the Closing, the Purchaser shall have delivered each of the Ancillary Agreements, duly executed by each party thereto (other than the Seller) in a form satisfactory to the Seller; and

                  (d) Consents and Approvals. (i) The Seller shall have obtained, each in form and substance satisfactory to the Purchaser in its sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which the Purchaser in reasonable and good faith belief deems necessary or desirable for the consummation of the transactions contemplated by this Agreement (unless the Purchaser, in its sole discretion, has waived the obligation of the Seller to provide any such authorizations, consents, orders, approvals or estoppel certificates); and (ii) the waiting period under the HSR Act shall have expired and no conditions to this Agreement shall have been imposed or proposed by any Federal, State, local or foreign Governmental Authority.

                  SECTION 6.02 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or written waiver by the Purchaser (in its sole discretion), at or prior to the Closing, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing and the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate from the Seller to such effect;

                  (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or against any of the Sellers or the Purchaser which seeks to restrain or materially alter the transactions contemplated hereby or by the Ancillary Agreements which the Purchaser believes, in its reasonable, good faith determination, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or the Ancillary Agreements, or which would reasonably be expected to have a Material Adverse Effect; provided, however, that the provisions of this Section 6.02(b) shall not apply if the Purchaser has solicited or encouraged any such Action;

                  (c) Consents and Approvals. (i) The Seller shall have obtained, each in form and substance satisfactory to the Purchaser in its sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which the Purchaser in reasonable and good faith belief deems necessary or desirable for the consummation of the transactions contemplated by this Agreement or by the Ancillary Agreements; (ii) the waiting period under the HSR Act shall have expired and no conditions to this Agreement or any Ancillary shall have been imposed or proposed by any Federal, State, local or foreign Governmental Authority; and (iii) all Permits and Environmental Permits shall have been assigned or transferred to, or reissued in the name of, Purchaser or its designated Affiliate;

                  (d) Trailing Income. The income statement of the Business prepared in accordance with GAAP for the trailing twelve months ended on the Closing Date shall show earnings before interest, taxes, depreciation and amortization ("EBITDA") at no less than Twenty-Two Million Dollars ($22,000,000);

                  (e) Organizational Documents. The Purchaser shall have received a copy of (i) the Certificate of Incorporation (or similar organizational documents), as amended, of each of the Sellers certified by the secretary of state of the jurisdiction in which such Seller is incorporated or organized, as of a date not earlier than five (5) Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such Seller, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of each of the Sellers, certified by the Secretary or Assistant Secretary each such Seller; and (iii) legal existence certificates for each of the Sellers from the secretary of state of the jurisdiction in which each such Seller is incorporated or organized and from the secretary of state in each other jurisdiction in which the operation of the Business in such jurisdiction requires any Seller to qualify to do business as a foreign corporation, dated as of a date not earlier than five (5) Business Days prior to the Closing;

                  (f) Ancillary Agreements. At or prior to the Closing, the Seller shall have delivered each of the Ancillary Agreements, duly executed by each party thereto (other than the Purchaser or its Affiliates), in substantially the forms attached hereto;

                  (g) Legal Opinion. The Purchaser shall have received an opinion from the Seller legal counsel in form and substance satisfactory to the Purchaser, together with such legal counsel's permission for any and all lenders of the Purchaser to rely on such opinion; and

                  (h) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Seller, the Assets or the Business.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  SECTION 7.01 Survival of Representations and Warranties. The representations and warranties of the Purchaser and the Seller contained in this Agreement, the Ancillary Agreements or in any other agreement, certificate or other instrument delivered by the Seller pursuant to this Agreement (each, a "Transaction Document") shall survive for a period of Eighteen (18) months following the Closing Date; provided, however, that (a) the representations and warranties contained in Sections 3.12, 3.25 and 3.29 and the representations and warranties dealing with Tax matters and Environmental Liabilities shall survive until thirty (30) days after the expiration of the applicable statutes of limitations (and any extensions thereof) governing such claims; and (b) the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.15(b), 3.22(b) and 4.01 shall survive indefinitely. Neither the period of survival nor the liability of any Indemnifying Party with respect to representations and warranties shall be reduced by any investigation made at any time by or on behalf of any Indemnified Party. If written notice of a claim setting forth in reasonable detail the basis of such claim has been given prior to the expiration of the applicable representations and warranties by the Indemnified Party to the applicable Indemnifying Party in accordance with Section 7.02, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

                  SECTION 7.02 Indemnification. (a) Indemnification of Purchaser. Subject to this Article VII, the Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller for the amount of any and all obligations, losses, causes of action, damages, claims, costs and expenses, interest, awards, deficiencies, liabilities, charges, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (whether or not incurred or suffered in an Action brought or otherwise initiated by the Purchaser or their respective Affiliates) (hereinafter a "Purchaser Loss"), plus interest from the date of any expenditure of monies in respect of the relevant Purchaser Loss by the Purchaser or its affiliates, arising out of or resulting from:

                  (i) any representation or warranty made by Seller in this Agreement or in any other Transaction Document being untrue, incorrect or incomplete;

                  (ii) the failure by Seller to perform, comply with or satisfy any covenant or agreement on the part of the Seller contained herein or in any other Transaction Document;

                  (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon agreement or understanding alleged to have been made by any such Person with the Seller in connection with the transactions contemplated hereby;

                  (iv) any Environmental Liabilities;

                  (v) the off-site disposal of Hazardous Materials or Solid Waste prior to the Closing Date;

                  (vi) any Taxes of the Business for any period ending on or prior to the Closing Date (including the pre-Closing portion of any straddle period); provided, however, that Seller shall be liable under this clause (vi) only to the extent that Taxes exceed the amount, if any, reserved for Taxes on the Closing Date Balance Sheet and taken into account in determining any adjustment to the Purchase Price under
         Section 2.06; and

                  (vii) Any claims arising out of or relating to the Excluded Liabilities.

                  To the extent that the Seller's undertakings set forth in this
Section 7.02 may be unenforceable, the Seller shall, contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Purchaser. The Seller shall have no liability under subparagraphs (i) and (ii) of this paragraph unless and until the aggregate of all Purchaser Losses exceed $1,000,000, in which event Seller shall be liable for all Purchaser Losses to the extent that such Purchaser Losses exceed $1,000,000. Notwithstanding the foregoing, the Seller's obligation to indemnify and hold the Purchaser Indemnified Parties harmless from and against Purchaser Losses shall be (i) unlimited with respect to Taxes, fraud, breaches of Sections 3.01, 3.15(b) and 3.22(b) and the known environmental matters listed on Schedule 7.02(a), and (ii) for all other matters, limited to $13,500,000.00.

                  (b) Indemnification of Seller. Subject to the terms and conditions of this Article VII, the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (for purposes of the Article VII, the "Seller Indemnified Parties") shall be indemnified and held harmless by the Purchaser, for the amount of any and all liabilities, losses, damages, claims, costs and expenses, awards, judgments and penalties actually suffered or incurred by such Seller Indemnified Party (including, without limitation, any Action brought or otherwise initiated by such Seller) (hereinafter a "Seller Loss"), arising out of or resulting from any misrepresentation or breach of representation or covenant made or to be performed by the Purchaser pursuant to this Agreement or any other Transaction Document; provided, however, that Purchaser shall have no liability under this Section (b) unless and until the aggregate of all

Seller Losses exceeds $1,000,000, in which event the Purchaser shall be liable for all Seller Losses to the extent that such Seller Losses exceed $1,000,000. To the extent that the Purchaser's undertakings set forth in this Section 7.02 may be unenforceable, the Purchaser shall, collectively, contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Purchaser. Notwithstanding the foregoing, Purchaser's obligation to indemnify and hold the Seller Indemnified Parties from and against Seller Losses shall be limited to and shall not, in the aggregate, exceed $13,500,000.00. Notwithstanding the foregoing, the limitations contained in this Section 7.02(b) shall not be applicable to any failure by Purchaser to pay all or any portion of the Purchase Price when due or to any Seller Losses resulting from any breach of the lease between B&W Leasing. LLC and Corvus Nodular Interests II, LLC (for the lease of the premises occupied by B&W of Michigan, Inc., located in Saginaw, Michigan) ) (the "Saginaw Lease") by the Purchaser or its successors or assigns. Further, Purchaser covenants and agrees that, for so long as Seller or any of its Affiliates has a guaranty obligation outstanding with respect to the Saginaw Lease, neither Purchaser nor its Affiliates will assign the Saginaw Lease to any Person unless such Person assumes the indemnity obligation of Purchaser relating thereto.

                  (c) Notice of Claims. Any Purchaser Indemnified Party or Seller Indemnified Party (hereinafter an "Indemnified Party") that suffers, respectively, a Purchaser Loss or a Seller Loss (hereinafter a "Loss") shall give the applicable party obligated to provide indemnification hereunder (the "Indemnifying Party") notice of any matter which the Indemnified Party has determined has given or could give rise to a right of indemnification under this
Article VII (a "Claim"), within thirty (30) days of such determination, stating the amount of the Loss, if known, and method of computation thereof. If an Indemnified Party shall receive notice of any claims of any third party which are subject to the indemnification provided for in this Article VII ("Third Party Claims"), the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within ten (10) days of the receipt by the Indemnified Party of such notice. The failure to provide notice of a Claim or a Third Party Claim as provided for in this subsection shall not release the applicable Indemnifying Party from any of its obligations under this Article VII unless such failure causes actual prejudice to the Indemnifying Party hereunder, in which case the Indemnifying Party shall be released only to the extent of such prejudice.

                  (d) Procedures for Third Party Claims. The obligations and liabilities of an Indemnifying Party under this Article VII with respect to Losses arising from Third Party Claims shall be governed by and be contingent upon the following additional terms and conditions: If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice, reasonably acceptable to the Indemnified Party, if it gives notice of its intention to do so to the Indemnified Party within ten (10) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party (provided that the Indemnifying Party shall not be responsible for the fees and expenses of more than one counsel, in addition to local counsel, for all Indemnified Parties). In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate, and shall use its best efforts to cause its Affiliates, officers, directors, employees and agents to cooperate, with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control, and shall use its best efforts to cause its Affiliates, officers, directors, employees and agents to make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the possession or under the control of any of them, relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate, and shall use its best efforts to cause its Affiliates, officers, directors, employees and agents to cooperate, with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control, and shall use its best efforts to cause its Affiliates, officers, directors, employees and agents to make available to the Indemnified Party, at the Indemnifying Party's expense, all witnesses, records, materials and information in the possession or under the control of any of them, relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party; provided, however, that if the Indemnified Party does not consent to such a settlement and such settlement involves solely monetary damages, then in no event may the Indemnifying Party's liability to the Indemnified Party with respect to such Third Party Claim exceed the amount of the proposed settlement.

                                  ARTICLE VIII

                             TERMINATION AND WAIVER

                  SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Closing (the "Termination Date"):

                  (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing (i) an event or condition occurs that has resulted in or that may be expected to result in a Material Adverse Effect with respect to the Seller or the Business or an inability to satisfy any condition to Closing set forth in Section 6.02 or (ii) the Seller shall have breached any material covenant or obligation hereunder, including without limitation Section 5.10;

                  (b) by the Seller if, between the date hereof and the time scheduled for the Closing the Purchaser shall have breached any material covenant or obligation hereunder and such breach shall have not been cured by the Purchaser within fifteen (15) days following the Purchaser's receipt of written notice of such breach from the Seller;

                  (c) by the Seller or the Purchaser if the Closing shall not have occurred by July 30, 2006; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                  (d) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (e) by the mutual written consent of the parties hereto.

                  SECTION 8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto arising under or out of this Agreement except (a) as set forth in Section 9.01, and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

                  SECTION 8.03 Waiver. Any extension or waiver of the requirements hereunder shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01 Expenses. Other than those fees, costs, payments, and expenses listed in this Section 9.01, each of the Purchaser, on the one hand, and the Seller, on the other hand, will pay its own fees, costs and expenses in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing (i) the Seller shall be responsible for all Taxes (other than sales Taxes) assessed in connection with the transfer of the Assets in accordance with Section 2.10(a) above, (ii) the Purchaser shall pay any sales Taxes imposed on the sale of the Assets and all recording fees relating to the filing of any instruments or assignments by which the Seller conveys the Assets to the Purchaser in accordance with Section 2.10(a) above, and all costs of insuring title to the Owned Real Property, and all HSR Act fees incurred with respect to the filings contemplated by Section 5.17 and (iii) each of the Seller and the Purchaser shall be responsible for fifty percent (50%) of the reasonable expenses of the Purchaser in surveying and examining title to the Owned Real Property. At Closing, the Purchaser shall be entitled to a credit for such expenses as set forth in Section 2.14 above.

                  SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                                    (a) If to the Seller:

                                    Gibraltar Industries, Inc.
                                    3556 Lake Shore Road
                                    Buffalo, New York 14219
                                    Attn: Henning Kornbrekke

                                    with a copy to:

                                    Lippes Mathias Wexler Friedman LLP
                                    665 Main Street
                                    Suite 300
                                    Buffalo, New York 14203
                                    Attn: Paul J. Schulz, Esq.

                                    b) If to the Purchaser:

                                    GSO Capital Partners
                                    280 Park Avenue,
                                    11th Floor-East Building
                                    New York, New York 10017
                                    Telecopy: (212) 503-6960
                                    Attn: Timothy J. White

                                    with a copy to:

                                    Wollmuth Maher & Deutsch LLP
                                    500 Fifth Avenue
                                    New York, New York 10110
                                    Telecopy:  (212) 382-0050
                                    Attn:  David H. Wollmuth, Esq.

                  SECTION 9.03 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 9.05 Entire Agreement. This Agreement, together with all Exhibits to this Agreement and the Schedules, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

                  SECTION 9.06 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of either of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement in whole or in part to an Affiliate of the Purchaser without the consent of the Seller and any permitted assignee will execute an appropriate joinder agreement to be bound by all of the obligation of its assignor hereunder; and provided further, however, that, notwithstanding any such assignment by Purchaser, Purchaser shall remain liable for payment of all amounts due from Purchaser and performance of all obligations of Purchaser contained herein.

                  SECTION 9.07 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 9.08 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed the Seller and the Purchaser or (b) by a waiver in accordance with Section 8.03.

                  SECTION 9.09 Governing Law. This Agreement shall be interpreted in accordance with and governed by the laws of the State of New York (without giving effect to any choice or conflict of laws provisions thereof).

                  SECTION 9.10 Consent To Jurisdiction. In the event of any controversy or claim arising out of or relating to this Agreement or the breach or alleged breach hereof, each of the parties hereto irrevocably (a) submits to the exclusive jurisdiction of any New York State Supreme Court sitting in the County of New York or the U.S. District Court for the Southern District of New York, (b) waives any objection which it may have at any time to the laying of venue of any action or proceeding brought in any such court, (c) waives any claim that such action or proceeding has been brought in an inconvenient forum or that there is a more convenient forum for such action or proceeding, and (d) agrees that service of process or of any other papers upon such party by registered mail at the address to which notices are required to be sent to such party under Section 9.02 shall be deemed good, proper and effective service upon such party.

                  SECTION 9.11 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this agreement. Each party hereto (a) certifies that no representative, agent or attorney of any of the other parties has represented, expressly or otherwise, that any of the other parties would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement, by, among other things, the mutual waivers and certifications in this Section 9.11.

                  SECTION 9.12 Public Announcements. Except as required by Law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any other Person (other than its respective representatives, advisors, agents or financing sources) without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld), and the parties hereto shall cooperate as to the timing and contents of any such press release or public announcement; provided that after the Closing GSO Capital Partners may publish a tombstone or similar announcement regarding, and the Purchaser may announce the Closing of the transactions contemplated hereby.

                  SECTION 9.13 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument. Facsimile transmission (including the e-mail delivery of documents in Adobe PDF format) of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.

                  SECTION 9.14 Bulk Transfer Laws. Each of the parties hereto hereby waives compliance by the Seller with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Assets. Seller hereby agrees to indemnify and hold harmless the Purchaser against any and all liabilities, including costs and expenses, that may be asserted by third parties against the Purchaser as a result of any non-compliance by the Seller with any such bulk transfer laws other than the Assumed Liabilities.

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]


                  IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

                                     GIBRALTAR INDUSTRIES, INC.

                                     By: /s/ Henning Kornbrekke
                                         -------------------------------
                                     Name: Henning Kornbrekke
                                     Title: President


                                     B&W HEAT TREATING CORP.

                                     By: /s/ Henning Kornbrekke
                                         ----------------------
                                     Name: Henning Kornbrekke
                                     Title: Executive Vice President


                                     B&W LEASING, LLC

                                     By: B&W OF MICHIGAN, INC.,
                                         Its Manager,

                                     By: /s/ Henning Kornbrekke
                                         --------------------------------
                                     Name: Henning Kornbrekke
                                     Title: Executive Vice President


                                     B&W OF MICHIGAN, INC.

                                     By: /s/ Henning Kornbrekke
                                         --------------------------------
                                     Name: Henning Kornbrekke
                                     Title: Executive Vice President


                                     BRAZING CONCEPTS COMPANY

                                     By: /s/ Henning Kornbrekke
                                         --------------------------------
                                     Name: Henning Kornbrekke
                                     Title: Executive Vice President

                                     CAROLINA COMMERCIAL HEAT TREATING, INC.

                                     By: /s/ Henning Kornbrekke
                                         -----------------------------------
                                     Name: Henning Kornbrekke
                                     Title: Executive Vice President


                                     HARBOR METAL TREATING CO.

                                     By: /s/ Henning Kornbrekke
                                         -----------------------------------
                                     Name: Henning Kornbrekke
                                     Title: Executive Vice President


                                     HARBOR METAL TREATING OF INDIANA, INC.

                                     By: /s/ Henning Kornbrekke
                                         -----------------------------------
                                     Name: Henning Kornbrekke
                                     Title: Executive Vice President


                                     HI-TEMP HEAT TREATING, INC.

                                     By: /s/ Henning Kornbrekke
                                         -----------------------------------
                                     Name: Henning Kornbrekke
                                     Title: Executive Vice President


                                     PENNSYLVANIA INDUSTRIAL HEAT TREATERS, INC.

                                     By: /s/ Henning Kornbrekke
                                         -----------------------------------
                                     Name: Henning Kornbrekke
                                     Title: President


                                     BLUEWATER THERMAL PROCESSING, LLC

                                     By: /s/ Timothy J. White
                                         -----------------------------------
                                     Name: Timothy J. White
                                     Title: Manager

                                    EXHIBIT A

                                   DEFINITIONS

(a)      The following terms have the following meanings:

         "Acquiring Entity" means any Affiliate of Purchaser designated by Purchaser to acquire all or any portion of the Assets and/or assume all or any portion of the Assumed Liabilities.

         "ADA" means the United State Americans with Disabilities Act and the rules and regulations promulgated thereunder.

         "ADEA" means the United States Age Discrimination in Employment Act and the rules and regulations promulgated thereunder.

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contract" includes any contract, agreement, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, instrument or other similar document or agreement, whether oral or written.

         "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including, without limitation, reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents or representatives of such Person (with such amounts to be determined net of any resulting Tax benefit actually received or realized and net of any refund or reimbursement of any portion of such amounts actually received or realized, including, without limitation, reimbursement by way of insurance or third party indemnification), but specifically excluding (i) any costs incurred by or allocated to an Indemnified Party with respect to time spent by employees of the Indemnified Party or any of its Affiliates, (ii) any lost profits or opportunity costs (except to the extent assessed in connection with a third-party claim with respect to which the Person against which such damages are assessed is entitled to indemnification

                                       I
hereunder), and (iii) the decrease in the value of any asset of the Seller to the extent that such valuation is based on any use of such asset other than its use as of the Closing Date.

         "EEOC" means the Equal Employment Opportunity Commission.

         "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, impairment, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, transfer, receipt, receipt of income or other exercise of any attributes of ownership other than the Assumed Liabilities.

         "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any third Person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws, or (iii) otherwise relating to obligations or liabilities under any Environmental Laws.

         "Environmental Laws" means all international, federal, state and local Laws, rules, regulations, ordinances, binding guidance, policy, orders, judgments and consent decrees relating to or governing the protection of health, safety or Environment, including, without limitation, the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 U.S.C. 9601 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), and any similar state or local Laws and all rules and regulations promulgated according thereto, all as amended from time to time.

         "Environmental Liabilities" means all liabilities to the extent arising in connection with or in any way relating to the Sellers' or any of their Affiliates' use or ownership of any Asset or relating to matters occurring with respect to an Asset prior to the Closing, whether vested or unvested, contingent or fixed, actual or potential, which arise under or relate to Environmental Laws including, without limitation, (i) Remedial Actions, (ii) personal injury, wrongful death, economic loss or property damage claims, (iii) claims for natural resource damages, assessments or restoration, (iv) violations of law including but not limited to penalties arising from a violation of an Environmental Law or (v) any Damages with respect thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                                       II

         "Exchange Act" means the Securities and Exchange Act of 1934 of the United States of America, as amended.

         "FLSA" means the United States Fair Labor Standards Act and the rules and regulations promulgated thereunder.

         "FMLA" means the United States Family and Medical Leave Act and the rules and regulations promulgated thereunder.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Income Taxes" means income, trade and value added Taxes.

         "Intangible Property" means all Contracts, rights under Contracts, rights to receive money or property by assignment, future interests, claims, causes of action, rights of setoff and other rights against third parties related to the Assets and/or the Business (including unliquidated rights), accounts, accounts receivable, notes receivable, prepaid expenses, acquisition costs, deposits, letters of credit, surety bonds and other bonds exclusively for the purpose of securing property or obligations of the Business, leases and licenses (including all lessee and licensee deposits with respect to such leases and licenses) and other intangible property of any nature owned, leased, licensed, used or held for use, directly or indirectly, by, on behalf of or for the account of a Person, provided, however, that it specifically excludes Intellectual Property and Software.

         "Intellectual Property" means patents, copyrights, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data and computer software programs; all trademarks, trade names, service marks and service names; all registrations, applications, recordings, licenses and common-law rights relating thereto, all rights to sue at law or in equity for any infringement or other impairment thereto, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto that are material to the Business and used or held for use in the Business.

         "Labor Laws" means all Laws governing or concerning labor relations, unions and collective bargaining, conditions of employment, employment discrimination and harassment, wages, hours or occupational safety and health, including ERISA, the United States Immigration Reform and Control Act of 1986, the United States National Labor Relations Act, the United States Civil Rights Acts of 1866 and 1964, the United States Equal Pay Act, ADA, ADEA, FMLA, WARN, the United States Occupational Safety and Health Act, the United States Davis-Bacon Act, the United States Walsh-Healy Act, the United States Service Contract Act, United States Executive Order 11246, FLSA and the United States Rehabilitation Act of 1973 and all rules and regulations promulgated under such acts.


                                      III

         "Leases" means (i) any and all leases for Assets used in the Business, the ownership of which is retained by the Seller following the Closing, (ii) any and all leases for Assets used in the Business, the ownership of which is retained by a third party following the Closing; (iii) any and all leases for the Leased Real Property and (iv) any and all leases and licensed for the Tangible Property and the Intangible Property which are part of the Business.

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, unliquidated, matured or unmatured, due or which could become due, or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order, and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Material Adverse Effect" means any circumstance, change in, or effect on the Business that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business or the Assets: (i) is, or would reasonably be expected to be, materially adverse to the Business, its operations, the Assets or Liabilities of the Business, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Business or the Assets or (ii) does, or would reasonably be expected to, adversely affect the ability of the Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by the Seller.

         "NLRB" means the United States National Labor Relations Board.

         "Net Working Capital" means the excess of the total amount of current assets, excluding cash and cash equivalents and other Excluded Assets, over the total amount of current liabilities, other than Excluded Liabilities, computed in accordance with GAAP on a basis consistent with the Financial Statements. For purposes of this computation with respect to the Closing Date Balance Sheet, (i) current assets shall exclude the accounts receivable identified on Schedule 2.06(b) and any amounts relating to the Nemak Project and (ii) current liabilities shall include all Assumed Liabilities.

         "OSHA" means the United States Occupational Safety and Health Administration.

         "Permitted Liens" means any of the following: (i) liens for Taxes that are not yet due or delinquent; (ii) easements, covenants, restrictions and/or rights of way which do not individually or in the aggregate, materially interfere with the right or ability to use or operate the Real Property as such Real Property is currently used; (iii) statutory liens created in the ordinary course of business that are not yet delinquent or which are being contested in good faith and which are not, individually or in the aggregate, material to the Sellers or the business; (iv) imperfections of title or encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property subject thereto and do not materially restrict or impair the use of such property in the Business;


                                       IV
and (v) zoning, building or similar restrictions relating to or affecting the Owned Real Property provided that the Owned Real Property is in compliance therewith.

         "Person" means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Regulated Activity" means the treatment, storage or disposal of hazardous waste as defined by RCRA, except for the storage of on-site generated hazardous waste for less than ninety (90) days.

         "Remedial Action(s)" means the investigation, assessment, monitoring, treatment, excavation, removal, remediation or clean-up or remediation of contamination or environmental or damage caused by, related to or arising from the generation, use, handling, treatment, storage, transportation, disposal, discharge, release, threatened release or emission of Hazardous Materials.

         "Representatives" means (i) with respect to Purchaser, each of its respective directors, officers, advisors, attorneys, accountants, employees or agents and (ii) with respect to the Seller, each of the respective directors, officers, advisors, attorneys, accountants, employees or agents of each Seller.

         "SEC" means the Securities and Exchange Commission of the United States of America.

         "SEC Documents" means any registration statement, reports and documents filed with the SEC by the Seller.

         "Securities Act" means the Securities Act of 1933 of the United States of America, as amended.

         "Seller Software" includes all software developed by, for, or in connection with, the Seller, whether in development, in production form or otherwise, for use in the Business.

         "Software" includes Seller Software and Third Party Software.

         "Solid Waste" means any material intended for disposal as that term is defined by Environmental Laws including but not limited to wastes, products, off-spec. products, intermediates, raw materials, pollutants, sludge, debris or liquids.

         "Tangible Property" means all furnishings, machinery, equipment, computer systems, software, supplies, inventories, vehicles and other rolling stock, books and records, working stock, structures, fixtures and other tangible property and facilities of any kind or nature owned or leased by the Seller for the use in the Business.


                                       V

         "Tax Authority" means a federal, state or local Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax, as the context requires.

         "Tax Returns" means all returns (including information returns), declarations, reports, estimates and statements regarding Taxes, required to be filed with any Tax Authority.

         "Tax or Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, value added, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority irrespective of whether the Purchaser or anyone obliged to pay any Tax has to pay such Tax on its own or on behalf or for the account of a Third party or has incurred a secondary liability for the payment of any Tax.

         "Third Party Software" includes all software that the Seller licenses, leases or otherwise obtains, directly or indirectly, by or on behalf of or for the account of the Seller, from third parties for use in the Business.

         "WARN Act" means the United States Worker Adjustment and Retraining Notification Act and the rules and regulations promulgated thereunder.

(b) "To the knowledge," "known by" or "known" (and any similar phrase) means (i) with respect to Seller, to the actual knowledge of any of Henning Kornbrekke, Carl Spezio, David Kay, Paul Murray or Michael DiMartino, following a reasonable investigation or inquiry of the subject matter thereof, and (ii) with respect to the Purchaser, to the actual knowledge of Managing Directors or higher ranking officers of the Purchaser, and shall be deemed to include a representation that a reasonable investigation or inquiry of the subject matter thereof has been made of such individuals.

(c) Each of the following terms is defined in the Section set forth opposite such term:

                  Term                                                                                      Section
                  ----                                                                                      -------
         Accrued Payroll Expense........................................................................2.01(b)(ii)
         Accrued Real Estate Taxes......................................................................2.01(b)(ii)
         Accrued Utility Charges........................................................................2.01(b)(ii)
         Action................................................................................................3.11
         Agreement.........................................................................................Preamble
         Ancillary Agreements...............................................................................2.04(d)
         Assets..........................................................................................2.01(b)(i)
         Assignment and Assumption..........................................................................2.04(b)


                                       VI

         Assumed Liabilities............................................................................2.01(b)(ii)
         Balance Sheet......................................................................................3.07(a)
         Bill of Sale.......................................................................................2.04(a)
         Business..........................................................................................Preamble
         Claim..............................................................................................7.02(c)
         Closing...............................................................................................2.03
         Closing Date..........................................................................................2.03
         Closing Date Balance Sheet.........................................................................2.06(a)
         Closing Date Dispute Notice........................................................................2.06(c)
         COBRA Coverage........................................................................................5.13
         Competitive Business............................................................................5.06(a)(i)
         Easement...........................................................................................3.15(g)
         EBITDA.............................................................................................6.02(d)
         Employee Plans.....................................................................................3.19(a)
         Environment...................................................................................3.32(a)(xiv)
         Environmental Permits..........................................................................3.32(a)(ii)
         Excluded Assets.................................................................................2.01(b)(i)
         Excluded Liabilities..........................................................................2.01(b)(iii)
         Financial Statements...............................................................................3.07(a)
         GAAP...............................................................................................2.06(a)
         Gibraltar.........................................................................................Preamble
         Governmental Authority................................................................................3.06
         Governmental Order....................................................................................3.05
         Hazardous Materials...........................................................................3.32(a)(vii)
         Indemnified Party..................................................................................7.02(c)
         Indemnifying Party.................................................................................7.02(c)
         Independent Accounting Firm........................................................................2.06(c)
         Law...................................................................................................3.05
         Leased Real Property...............................................................................3.16(a)
         Loss...............................................................................................7.02(c)
         Material Contracts....................................................................................3.13
         Nemak Payments Dispute Notice......................................................................2.07(c)
         Nemak Project...............................................................................2.01(b)(ii)(D)
         Nemak Project Payments Statement...................................................................2.07(a)
         Nemak Project Payments.............................................................................2.07(a)
         Non-Assignable Contract...............................................................................2.08
         Noncompetition Period..............................................................................5.06(a)
         Owned Real Property................................................................................3.15(a)
         Permit................................................................................................3.09
         Post Closing Working Capital Adjustment...............................................................2.06
         Products..............................................................................................3.25
         Purchase Price.....................................................................................2.02(b)
         Purchase Price Allocation.............................................................................2.12
         Purchaser.........................................................................................Preamble
         Purchaser Indemnified Party........................................................................7.02(a)
         Purchaser Loss.....................................................................................7.02(a)


                                      VII

         Purchaser Representatives..........................................................................5.03(a)
         Purchaser Working Capital Adjustment..........................................................2.06(b)(iii)
         Released......................................................................................3.32(a)(xiv)
         Seller............................................................................................Preamble
         Seller Financial Statements........................................................................2.06(a)
         Seller Indemnified Party...........................................................................7.02(b)
         Seller IP Assignment..................................................................................2.09
         Seller Real Properties.............................................................................3.32(a)
         Seller Working Capital Adjustment.............................................................2.06(b)(iii)
         Subsidiaries......................................................................................Preamble
         Supply Agreement...............................................................................2.04(d)(iv)
         Termination Date......................................................................................8.01
         Third Party Claim..................................................................................7.02(c)
         Trial Balance Sheet..........................................................................2,01(b)(i)(B)
         Transaction Document..................................................................................7.01
         Transferred Employees.................................................................................5.13
         Transition Services Agreement.................................................................2.04(d)(iii)


                                      VIII